UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KAR AUCTION SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2014 Proxy Statement and
Notice of 2015 Annual Meeting
of Stockholders

KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, In 46032
April 23, 2015
Dear Stockholder:

On behalf of the Board of Directors, we cordially invite you to attend KAR Auction Services' annual meeting of stockholders. The meeting will be held on June 3, 2015, at 9:00 a.m., Eastern Daylight Time, at the Renaissance Indianapolis North Hotel, 11925 North Meridian Street, in Carmel, Indiana 46032.

As a KAR Auction Services stockholder, your vote is important. At the meeting, stockholders will vote on a number of important matters. Even if you are planning to attend the annual meeting in person, you are strongly encouraged to vote your shares through one of the methods described in the enclosed proxy statement. The Board of Directors would appreciate your support on our recommendations for the following proposals:

•

Election of the ten nominated directors; and

•

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. The proxy statement contains instructions on how you can request a paper copy of the proxy statement and annual report.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of KAR Auction Services.

Regards,

James P. Hallett
Chairman of the Board and Chief Executive Officer

This proxy statement is dated April 23, 2015 and is first being distributed to stockholders on or about April 23, 2015.

KAR AUCTION SERVICES 2015 PROXY STATEMENT

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Eastern Daylight Time, on June 3, 2015

Place	Renaissance Indianapolis North Hotel 11925 North Meridian Street Carmel, Indiana 46032

Items of Business	Proposal No. 1: To elect ten directors to the Board of Directors.
Proposal No. 2: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2015.
To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on April 13, 2015.

Voting by Proxy	Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

On Behalf of the Board of Directors,

April 23, 2015 Carmel, Indiana	Rebecca C. Polak Executive Vice President, General Counsel and Secretary
KAR AUCTION SERVICES 2015 PROXY STATEMENT

Notice of Internet Availability of Proxy Materials for the Annual Meeting

The proxy statement for the annual meeting and the annual report to stockholders for the fiscal year ended December 31, 2014, each of which is being provided to stockholders prior to or concurrently with this notice, are also available to you electronically via the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report to stockholders on the Internet, visit the "Investor Relations" section of our website, under the "Proxy Statement" link at www.karauctionservices.com.

KAR AUCTION SERVICES 2015 PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company's 2014 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	9:00 a.m., Eastern Daylight Time, on June 3, 2015
Location:	Renaissance Indianapolis North Hotel, 11925 North Meridian Street, Carmel, Indiana 46032
Record Date:	April 13, 2015
Voting:	Stockholders of record as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and for each of the other proposals to be voted on at the 2015 annual meeting of stockholders.
NYSE Symbol:	KAR
Registrar and Transfer Agent:	American Stock Transfer & Trust Company, LLC

ITEMS TO BE VOTED ON AT 2015 ANNUAL MEETING OF STOCKHOLDERS

Proposal	Board of Directors' Recommendation
• Election of ten directors (Proposal No. 1)	FOR

Name	Director Since	Independent
Todd F. Bourell	—	Yes
Donna R. Ecton	2013	Yes
Peter R. Formanek	2009	Yes
James P. Hallett (Chief Executive Officer and Chairman of the Board)	2007	No
Mark E. Hill	2014	Yes
J. Mark Howell	2014	Yes
Lynn Jolliffe	2014	Yes
Michael T. Kestner	2013	Yes
John P. Larson (Lead Independent Director)	2014	Yes
Stephen E. Smith	2013	Yes

• Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015 (Proposal No. 2)	FOR
KAR AUCTION SERVICES 2015 PROXY STATEMENT 1

KAR AUCTION SERVICES HIGHLIGHTS

Business Highlights

For the year ended December 31, 2014, KAR delivered solid growth in volume of total vehicles sold, revenues and Adjusted EBITDA. Specific highlights for fiscal 2014 included:

Total vehicles sold for our ADESA, Inc. ("ADESA") and Insurance Auto Auctions, Inc. ("IAA") business segments rose approximately 7% to 3.9 million units.

Net revenue was up 9% to approximately $2.4 billion.

Adjusted EBITDA* rose over 11% to approximately $599 million.

*Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income (loss), in our Annual Report on Form 10-K for the year ended December 31, 2014 in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA."

Net income increased 150% from $67.7 million ($0.48 per diluted share) to $169.3 million ($1.19 per diluted share).

KAR AUCTION SERVICES 2015 PROXY STATEMENT 2

We increased our dividend to $0.27 per share and announced a two-year, $300 million share repurchase program.

The closing stock price of KAR stock rose over 17% from $29.55 at December 31, 2013 to $34.65 at December 31, 2014. The closing price shown below for each year is the closing price of a share of KAR Auction Services' common stock on December 31.

Corporate Governance

We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below as well as the information contained on our website at www.karauctionservices.com on the "Investor Relations" page under the link "Corporate Governance":

Annual Elections:    Our directors are elected annually for one year terms.

Majority Voting:    We maintain a majority voting standard for uncontested director elections with a policy for directors to tender their resignation should a majority of the votes cast not be in their favor.

Director Independence:    Nine of our ten director nominees are independent, and all committees of our Board of Directors are comprised entirely of independent directors.

Executive Sessions:    Our independent directors meet in executive session at regularly scheduled Board of Directors' meetings.

Board Leadership:    We have a lead independent director who presides over executive sessions of independent directors and serves as the principal liaison between the independent directors and the Company's Chief Executive Officer and Chairman of the Board.

Board Diversity:    Twenty percent of our Board of Directors is comprised of women.

Board of Directors Risk Oversight:    Our Board of Directors provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to a committee of the Board of Directors (in which case the Board of Directors may maintain oversight over such risks through the receipt of reports from the committees). The Audit Committee maintains initial oversight over risks related to the integrity of our financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of our internal audit function); the performance of the independent registered public accounting firm; and oversees our responses to ethics issues arising from our whistleblower hotline. The Compensation Committee maintains oversight over risks related to our compensation practices. The Nominating and Corporate Governance Committee monitors potential risks relating to the effectiveness of the Board of Directors, notably director succession, composition of the Board of Directors and the principal policies that guide our governance.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 3

Executive Compensation

We maintain a compensation program structured to achieve a close connection between executive pay and company performance. We believe that this strong pay-for-performance orientation has served us well in recent years, particularly as we've moved forward following the sale by our former equity sponsors of all of their holdings of our common stock in late 2013. For more information regarding our named executive officer compensation, see "Compensation Discussion and Analysis" and the compensation tables that follow such section.

✓
Pay for performance alignment:  Historically, we have demonstrated close alignment between our total stockholder return (TSR) performance and the compensation of our Chief Executive Officer, as shown in the chart on page 41.

✓
Independent Compensation Committee:  All of the members of our Compensation Committee are independent under NYSE rules.

✓
Independent compensation consultants:  In 2014, our Compensation Committee engaged two independent consultants at different points during the year—first, ClearBridge, and then, Semler Brossy.

✓
Pay for performance:  The equity awards granted to our named executive officers in 2014 and in 2015 are heavily performance-based, including restricted stock units that vest based on achievement of total stockholder return, adjusted earnings per share and net income goals.

✓
No dividends or dividend equivalents paid on unvested PRSUs:  Dividend equivalents are accrued but not paid on PRSUs until (i) the performance conditions are satisfied; and (ii) the PRSUs vest after the performance measurement period.

✓
Maximum payout caps for annual cash incentive compensation and PRSUs.

✓
Clawback of certain compensation if restatement and intentional misconduct:  In 2014, we adopted a policy providing for the recovery of incentive compensation in the event we are required to prepare an accounting restatement due to any executive officer's intentional misconduct.

✓
No hedging of KAR securities:  In 2014, we adopted a formal policy that prohibits the hedging of Company stock by our directors and officers.

✓
No pledging of KAR securities:  As part of our Insider Trading Policy, we prohibit the pledging of Company stock.

✓
Moderate change-in-control benefits:  Change-in-control severance benefits are two times base salary and target bonus for the CEO and one times base salary and target bonus for the executive officers.

✓
Limited executive perquisites.

✓
 NEW  Robust equity ownership requirements:    In 2015, we adopted stock ownership guidelines that are applicable to non-employee directors and senior executives, including our named executive officers. The stock ownership guideline for our CEO is 5 times base salary.

✓
 NEW  Robust equity retention requirement:    In 2015, we adopted an equity retention requirement that is applicable to non-employee directors and senior executives, including our named executive officers. Our named executive officers are required to hold 100% of net shares of Company stock received under awards granted on or after January 1, 2015 for at least 12 months after vesting, regardless of whether the stock ownership guideline has been met.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 4

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?
A:
We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of KAR Auction Services, Inc. (the "Company" or "KAR Auction Services"), of proxies to be voted at the Company's 2015 annual meeting of stockholders and at any adjournments or postponements thereof. Stockholders are invited to attend the annual meeting to be held on June 3, 2015 beginning at 9:00 a.m., Eastern Daylight Time, at the Renaissance Indianapolis North Hotel, 11925 North Meridian Street, Carmel, Indiana 46032. Our proxy materials are first being distributed to stockholders on or about April 23, 2015.

Q:	What proposals will be voted on at the annual meeting?
A:
There are two proposals scheduled to be voted on at the annual meeting:

•

To elect ten directors to the Board of Directors; and

•

To ratify the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for 2015.

Q:	What is the Board of Directors' voting recommendation?
A:
The Company's Board of Directors recommends that you vote your shares:

•

"FOR" each of the nominees to the Board of Directors; and

•

"FOR" the ratification of the appointment of KPMG as our independent registered public accounting firm for 2015.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 5

Q:	Who is entitled to vote?
A:
All shares owned by you as of the record date, which is the close of business on April 13, 2015, may be voted by you. You may cast one vote per share of common stock that you held on the record date.

These shares include shares that are:

•

held directly in your name as the stockholder of record; and

•

held for you as the beneficial owner through a broker, bank or other nominee, including shares purchased under the KAR Auction Services, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").

On the record date, KAR Auction Services had 141,800,443 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting. You may vote on the Internet, by telephone or by mail, as described below under the heading "How can I vote my shares without attending the annual meeting?"

Beneficial Owner.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the annual meeting. To vote these shares in person at the annual meeting, you must obtain a signed proxy from the stockholder of record giving you the right to vote the shares. You may also vote by Internet, by telephone or by mail, as described below under "How can I vote my shares without attending the annual meeting?"

KAR AUCTION SERVICES 2015 PROXY STATEMENT 6

Q:	How can I vote my shares in person at the annual meeting?
A:
Stockholder of Record.    Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of identification. Even if you plan to attend the annual meeting, the Company strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. See "How can I vote my shares without attending the annual meeting?"

Beneficial Owner.    Shares held in street name may be voted in person by you only if you obtain an account statement or letter from your bank, broker or other nominee indicating that you are the beneficial owner of the shares and a legal proxy from the stockholder of record giving you the right to vote the shares. The account statement or letter must show that you were the beneficial owner of shares on April 13, 2015, the record date.

Q:	How can I vote my shares without attending the annual meeting?
A:
Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by voting in one of the following manners:

•

Internet.    Go to www.proxyvote.com and follow the instructions. You will need the control number included on your proxy card or voting instruction form;

•

Telephone.    Dial 1-800-690-6903. You will need the control number included on your proxy card or voting instruction form; or

•

Mail.    Complete, date and sign your proxy card or voting instruction card and mail it using the enclosed, pre-paid envelope.

If you vote on the Internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on June 2, 2015.

Q:	If I am an employee holding shares pursuant to the Employee Stock Purchase Plan, how will my shares be voted?
A:
Employees holding stock acquired through the Employee Stock Purchase Plan will receive a voting instruction card covering all shares held in their individual account from Computershare, the plan record keeper. The voting instruction cards have an earlier return date than proxy cards. The record keeper for the Employee Stock Purchase Plan will vote your shares (i) in accordance with the specific instructions on your returned voting instruction card; or (ii) in its discretion, if you return a signed voting instruction card with no specific voting instructions.

Q:	What is the quorum requirement for the annual meeting?
A:
A quorum is necessary to hold the annual meeting. A quorum at the annual meeting exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote at the annual meeting are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 7

Q:	What happens if I do not give specific voting instructions?
A:
Stockholder of Record.    If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners.    If you are a beneficial owner of shares held in street name and do not provide the organization (e.g., broker or bank) that holds your shares in "street name" with specific voting instructions, the organization that holds your shares may generally vote on routine matters (Proposal No. 2 (ratification of independent registered public accounting firm)) but cannot vote on non-routine matters (Proposal No. 1 (election of directors)). If the organization that holds your shares does not receive instructions from you on how to vote your shares on Proposal No. 1, such organization will inform the inspector of election that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered shares entitled to vote, they will have no effect on the outcome of any proposal other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

Q:	Which proposals are considered "routine" or "non-routine?"
A:
The ratification of the appointment of KPMG as our independent registered public accounting firm for 2015 (Proposal No. 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

The election of directors (Proposal No. 1) is considered a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1.

Q:	What is the voting requirement to approve each of the proposals?
A:
Ten director nominees have been nominated for election at the annual meeting. Because this is an uncontested election, the director nominees will be elected by a majority of the votes cast in the election of directors at the annual meeting, either in person or represented by a properly authorized proxy. This means that a director nominee will be elected to the Company's Board of Directors if the votes cast "FOR" such director nominee exceed the votes cast "AGAINST" him or her. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the annual meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "FOR" a matter constitute affirmative votes. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, with respect to Proposal No. 2, abstentions will have the same effect as negative votes or votes "AGAINST" that matter.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 8

Q:	What does it mean if I receive more than one proxy or voting instruction card?
A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Who will count the vote?
A:	The votes will be counted by the inspector of election appointed for the annual meeting.

Q:	Can I revoke my proxy or change my vote?
A:
Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the annual meeting by:

•

providing written notice of revocation to the Secretary of the Company at 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032;

•

delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•

attending the annual meeting and voting in person.

Please note that your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you vote in person at the annual meeting to revoke your proxy. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted in person by you at the annual meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	Who will bear the cost of soliciting votes for the annual meeting?
A:
The Board of Directors of the Company is soliciting your proxy to vote your shares of common stock at the annual meeting. KAR Auction Services will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the distribution of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. The Company also may reimburse brokerage firms and other persons representing beneficial owners of shares of KAR Auction Services' common stock for their expenses in forwarding solicitation material to such beneficial owners.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 9

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
The Company has adopted a procedure called "householding" which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, the Company is delivering a single copy of this proxy statement and the Company's Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company's costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this proxy statement and the Company's Annual Report will be promptly delivered to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. If you prefer to receive separate copies of the proxy statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Q:	What is notice and access and why did KAR Auction Services elect to use it?
A:
We are making the proxy materials available to stockholders electronically via the Internet under the Notice and Access regulations of the SEC. Most of our stockholders will receive a Notice of Electronic Availability ("Notice") in lieu of receiving a full set of proxy materials in the mail. The Notice includes information on how to access and review the proxy materials, and how to vote, via the Internet. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you, and reduce our impact on the environment. Stockholders who receive a Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.

Q:	How can I obtain a copy of KAR Auction Services' Annual Report on Form 10-K?
A:
Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, are available to stockholders free of charge on KAR Auction Services' website at www.karauctionservices.com or by writing to KAR Auction Services, Inc., Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

Q:	Where can I find the voting results of the annual meeting?
A:
KAR Auction Services will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 10

ELECTION OF DIRECTORS: PROPOSAL NO. 1

DIRECTORS ELECTED ANNUALLY

Our Board of Directors has nominated the ten individuals named below to stand for election to the Board of Directors at the annual meeting. Mr. Birtwell, who currently serves on our Board of Directors, is not standing for re-election at the annual meeting. KAR Auction Services' directors are elected each year by the stockholders at the annual meeting. We do not have a staggered or classified board. Each director's term will last until the 2016 annual meeting of stockholders and until such director's successor is duly elected and qualified, or such director's earlier death, resignation or removal. Each director nominee must receive the affirmative vote of a majority of the votes cast in the election of directors at the annual meeting to be elected (i.e., the number of shares voted "FOR" a director nominee must exceed the number of votes cast "AGAINST" such nominee).

DIRECTOR INDEPENDENCE

The Board of Directors is responsible for determining the independence of our directors. Under the NYSE listing standards, a director qualifies as independent if the Board of Directors affirmatively determines that the director has no material relationship with us. While the focus of the inquiry is independence from management, the Board is required to broadly consider all relevant facts and circumstances in making an independence determination. Based upon its evaluation, our Board has affirmatively determined that the following directors and director nominees meet the standards of "independence" established by the NYSE: Ryan M. Birtwell, Todd F. Bourell, Donna R. Ecton, Peter R. Formanek, Mark E. Hill, J. Mark Howell, Lynn Jolliffe, Michael T. Kestner, John P. Larson and Stephen E. Smith. James P. Hallett, our CEO and Chairman of the Board, is not an independent director.

BOARD NOMINATIONS AND DIRECTOR NOMINATION PROCESS

The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between the annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

Board candidates also are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of stockholders.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 11

In accordance with its charter, the Board of Directors also considers candidates for election as a director of the Company recommended by any stockholder, provided that the recommending stockholder follows the procedures set forth in Section 5 of the Company's Second Amended and Restated By-Laws for nominations by stockholders of persons to serve as directors, including the requirements of timely notice and certain information to be included in such notice. The Board of Directors generally evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Board of Directors.

An employment agreement entered into on February 27, 2012, between the Company and James P. Hallett, the Company's CEO and Chairman of the Board, provides that Mr. Hallett shall be entitled to serve as a member of the Board of Directors for so long as the employment agreement is in effect.

DIVERSITY

The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership.

INFORMATION REGARDING THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information is furnished with respect to each nominee for election as a director. Nine of the nominees are currently directors. Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is unavailable to serve as a director, your proxies will have the authority and discretion to vote for another nominee proposed by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the annual meeting. The ages of the nominees are as of the date of the annual meeting, June 3, 2015.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 12

Todd F. Bourell

Independent Director Nominee Age: 45

Career Highlights

•

Managing Partner of WLJ Capital, a public equities investment firm he founded in January 2015.

•

Partner/Analyst at ValueAct Capital, LLC, a privately held hedge fund, from May 2001 to December 2014.

•

Global Industry Analyst at Wellington Management Company, a worldwide private investment management company, from September 2000 to May 2001.

•

Partner/Analyst at Peak Investment L.P., a private investment firm, from July 1994 to July 1998.

•

Served as ValueAct Capital, LLC's representative on the board of directors of several publicly-traded companies, including Insurance Auto Auctions from October 2003 to May 2005, now a wholly-owned subsidiary of the Company.

•

Graduate of Harvard College and the University of Pennsylvania (MBA).

Skills and Qualifications

✓
Extensive experience in finance, mergers and acquisitions and investment management, including experience in evaluating companies' strategies, operations and financial performance.
✓
Background provides perspective on institutional investors' approach to company performance, capital allocation and corporate governance.
✓
Extensive knowledge of IAA's business as a former owner (through ValueAct Capital) and board member on IAA's board of directors.
✓
Public company board experience.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 13

Donna R. Ecton

Independent Director Since December 2013 Age: 68 Board Committee: Compensation Committee (Chair)	Career Highlights

•

Chairman and Chief Executive Officer of EEI Inc., a management consulting firm she founded in July 1998 to provide private equity firms with due diligence and market and operational assessments of companies being considered for acquisition, as well as turnaround management of troubled portfolio companies.

•

Director (1994 to 1998) and Chief Operating Officer (1996 to 1998) of PetsMart, Inc.

•

Chief Executive Officer of a number of companies, including Business Mail Express, Inc. (1995 to 1996), Van Houten North America Inc. and Andes Candies Inc. (1991 to 1994).

•

Held senior corporate management positions at Nutri/System, Inc., Campbell Soup Company and Nordemann Grimm, Inc.

•

Began career in banking at Chemical Bank and Citibank N.A. in New York City, running the Upper Manhattan middle market lending business and midtown Manhattan's retail banks.

•

Previous public company board of director positions have included Mellon Bank Corporation and Mellon Bank N.A., Mellon PSFS, H&R Block, Inc., Tandy Corporation, Barnes Group Inc. and Vencor, Inc.

•

Elected to and served on the Harvard University's Board of Overseers.

•

Member of the Council on Foreign Relations in New York City.

•

Serves on the NYSE Governance Services Advisory Council.

•

Graduate of Wellesley College and the Harvard Graduate School of Business Administration (MBA).

Other Current Public Company Directorships: Director of CVR GP,  LLC, the general partner of CVR Partners, LP, a nitrogen fertilizer business, since March 2008.

Other Public Company Directorships in Last Five Years: Former Director and Non-Executive Chairman of the Board of Body Central Corp. (2011 to 2014).

Skills and Qualifications

✓
More than 40 years of operational and management experience, including as a CEO, with established companies allows Ms. Ecton to provide to our Board of Directors insight into operations, marketing, finance, human resources and strategic planning.
✓
Experience in running multiple location businesses not only in the U.S., but also in Canada, the U.K. and Australia.
✓
Significant strategy and risk assessment experience developed in her roles as a management consultant and as a senior executive of multiple companies.
✓
Substantial financial experience gained in her roles as CEO, COO and other senior executive positions.
✓
Current and prior service on the board of directors of public companies, including several committee chair roles, provides additional perspective to our Board of Directors.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 14

Peter R. Formanek

Independent Director Since December 2009 Age: 71 Board Committee: Nominating and Corporate Governance Committee	Career Highlights

•

Active private investor since 1994.

•

Co-founder of Autozone, Inc., a retailer of auto parts, serving as its President and Chief Operating Officer and a director from 1987 to 1994.

•

Served in various roles for Malone & Hyde, a food wholesaler and specialty retailer, from 1969 to 1987.

•

Began his career as a Woodrow Wilson teaching fellow at the historically black LeMoyne-Owen College. Serves as a Trustee Emeritus of Lemoyne-Owen College and previously served as a trustee for 28 years.

•

Extensive experience serving on boards of publicly traded companies, including former membership on boards of Autozone, Inc., Burger King Holdings, Inc., Borders Group, Inc., The Sports Authority, Inc. and Perrigo.

•

Graduate of University of North Carolina and the Harvard Graduate School of Business Administration (MBA).

Skills and Qualifications

✓
Significant entrepreneurial and operational experience as co-founder and Chief Operating Officer of Autozone, Inc., one of the largest retailers and distributors of automotive replacement parts and accessories in the United States.
✓
Brings insight on operating a business founded and based on excellent customer service which is fundamental to the Company's brand and strategy.
✓
Substantial financial experience gained in roles at Autozone, Inc. and Malone & Hyde.
✓
Significant knowledge of Company's business and industry; only independent director nominee who was on our Board of Directors when the Company went public in 2009 which provides historical context.
✓
Public company board experience.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 15

James P. Hallett

Director Since April 2007 Age: 62 Chairman of the Board and CEO	Career Highlights

•

Chairman of the Company since December 2014 and Chief Executive Officer since September 2009.

•

Chief Executive Officer and President of ADESA from April 2007 to September 2009.

•

President of Columbus Fair Auto Auction, a large independent automobile auction located in Columbus, Ohio, from May 2005 to April 2007.

•

After selling his auctions to ADESA in 1996, Mr. Hallett held various senior executive leadership positions with ADESA between 1996 to 2005, including President and Chief Executive Officer of ADESA.

•

Founded and owned two automobile auctions in Canada from 1990 to 1996.

•

Graduate of Algonquin College.

•

Managed and then owned a number of new car franchise dealerships for 15 years.

•

Winner of multiple industry awards, including NAAA Pioneer of the Year in 2008.

•

Recognized as the EY Entrepreneur of the Year 2014 National Services Award Winner and one of Northwood University's 2015 Outstanding Business Leaders.

Skills and Qualifications

✓
Committed and deeply engaged leader with over 20 years of experience in key leadership roles throughout the Company and over 35 years of experience in the industry.
✓
As Chief Executive Officer, Mr. Hallett has a thorough and in-depth understanding of the Company's business and industry, including its employees, business units, customers and investors, which provides an additional perspective to our Board of Directors.
✓
Utilizes strong communication skills to guide Board discussions and keep our Board of Directors apprised of significant developments in our business and industry; including our risk management practices, strategic planning and development.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 16

Mark E. Hill

Independent Director Since June 2014 Age: 59 Board Committee: Nominating and Corporate Governance Committee	Career Highlights

•

Managing Partner of Collina Ventures, LLC, a private investment company that invests in software and technology companies, since 2006.

•

Co-founder and Chairman of Bluelock, LLC, a privately held infrastructure as a services company, since 2006.

•

Co-Founder, President and Chief Executive Officer of Baker Hill Corporation, a banking industry software and services business, from 1985 to 2006. Baker Hill was acquired by Experian, a global information solutions company, in 2005.

•

Graduate of the University of Notre Dame and Indiana University (MBA).

Other Current Public Company Directorships: Lead Independent Director of Interactive Intelligence, a global software business, since 2005.

Skills and Qualifications

✓
Significant executive leadership and management experience leading and owning a software and technology-based business provides our Board of Directors with expertise in technology, innovation, and strategic investments.
✓
Extensive experience as an investor and mentor to numerous early stage software and technology companies provides entrepreneurial perspective to the Board.
✓
Key leadership experience in numerous business and community service organizations, including Techpoint, the Central Indiana Community Foundation, the Orr Fellowship and the local Teach for America board.
✓
Public company board experience, including serving as a lead independent director.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 17

J. Mark Howell

Independent Director Since December 2014 Age: 50 Board Committee: Audit Committee	Career Highlights

•

Chief Operating Officer of Angie's List, Inc., a publicly-traded, United States-based, leading consumer web services business connecting more than three million consumers to highly-rated local service providers via its online marketplace, since March 2013.

•

President, North America Mobility of Ingram Micro,  Inc., a technology distribution company, from 2012 to 2013.

•

President, BrightPoint Americas of BrightPoint, Inc., a distributor of mobile devices for phone companies, including Chief Operating Officer, Executive Vice President and Chief Financial Officer, from 1994 to 2012. BrightPoint, Inc. was sold to Ingram Micro, Inc. in 2012.

•

Vice President and Corporate Controller of ADESA, Inc. from August 1992 to July 1994.

•

Audit Staff and Senior Staff at Ernst & Young LLP.

•

Graduate of the University of Notre Dame (BBA in Accounting).

Skills and Qualifications

✓
Extensive senior leadership experience at Internet-based and technology-driven companies provides valuable insight as an increasing amount of the Company's consigned vehicles are sold online.
✓
Provides unique, in-depth knowledge of ADESA and its industry as a former employee of ADESA.
✓
Substantial financial experience.
✓
Certified Public Accountant with experience in public accounting.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 18

Lynn Jolliffe

Independent Director Since June 2014 Age: 63 Board Committees: Audit Committee and Compensation Committee	Career Highlights

•

Executive Vice President, Global Human Resources of Ingram Micro Inc., a technology distribution company, since June 2007.

—

Vice President, Human Resources for the North America region from October 2006 to May 2007.

—

Served as Regional Vice President, Human Resources and Services for Ingram Micro European Coordination Center from August 1999 to October 2006.

•

Served in various capacities, including Vice President and Chief Financial Officer with responsibility for human resources, at two Canadian retailers, including Holt Renfrew, from 1985 to 1999.

•

Graduated from Queens University and University of Toronto (MBA).

Skills and Qualifications

✓
Extensive functional and leadership experience in finance, human resources, general management.
✓
Deep understanding of business drivers from the financial, operational and people perspective gained from experience in multiple industries across three continents.
✓
Diversity in viewpoint and international business experience as she has lived and worked both in U.S., Canada and abroad.
✓
Significant experience with executive compensation decisions and strategies and policies for the acquisition and development of employee talent.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 19

Michael T. Kestner

Independent Director Since December 2013 Age: 60 Board Committees: Audit Committee (Chair)	Career Highlights

•

Chief Financial Officer of Building Materials Holding Corporation, a building products company, since August 2013.

•

Partner in FocusCFO, a consulting firm providing part-time CFO services, from April 2012 to August 2013.

•

Executive Vice President, Chief Financial Officer and a director of Hilite International Inc., an automotive supplier of powertrain parts, from October 1998 to July 2011.

•

Chief Financial Officer of Sinter Metals, Inc., a supplier of metal power precision components, from 1995 to 1998.

•

Served in various capacities at Banc One Capital Partners, Wolfensohn Ventures LP and as a senior audit manager at KPMG LLP.

•

Graduated from Southeast Missouri State University.

Skills and Qualifications

✓
Over 20 years as a CFO provides valuable experience and perspective as Chair of the Audit Committee.
✓
Brings experience as the CFO of a large, United States-based company which includes experience with complex capital structures and related issues.
✓
Extensive experience in financial analysis and financial statement preparation.
✓
Management experience in the automotive industry provides him with additional insight to financial and business matters that are important to the Company.
✓
Certified Public Accountant with experience in public accounting.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 20

John P. Larson

Independent Director Since June 2014 Age: 52 Lead Independent Director Board Committees: Audit Committee and Compensation Committee	Career Highlights

•

Chief Executive Officer of Escort Inc., an automotive electronics manufacturer, from January 2008 to January 2014 and prior to that as President and Chief Operating Officer from June 2007 to January 2008.

•

Served in a number of capacities at General Motors Company from 1986 to 2007, most recently serving as General Manager overseeing operations for the Buick, Pontiac and GMC Divisions from January 2005 to May 2007 and as General Director of Finance (CFO) for U.S. Sales, Service and Marketing Operations from 2001 to 2004.

•

Led General Motors Company's used car remarketing activity from 1999 to 2000.

•

Graduated from Northern Illinois University and Purdue University (M.S., Management).

Skills and Qualifications

✓
Extensive business, management and operational experience as CEO in the automotive aftermarket and as a senior executive at one of the world's largest automakers, General Motors Company, provides him with perspective into the Company's challenges, operations, and strategic opportunities.
✓
Extensive experience in automotive remarketing, captive finance (GMAC), rental car program design and automotive dealer activities, as well as an in-depth understanding of the overall automotive business provide him a broad perspective on our industry and key customers.
✓
Extensive experience as a senior leader in corporate finance has provided him with key skills, including financial reporting, accounting and control, business planning and analysis and risk management, that are valuable to the oversight of our business.
✓
Strong communication and leadership skills allow Mr. Larson to be an effective Lead Independent Director and liaison to the other independent directors.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 21

Stephen E. Smith

Independent Director Since December 2013 Age: 66 Board Committees: Audit Committee and Nominating and Corporate Governance Committee	Career Highlights

•

Consultant in the automotive industry since October 2012.

•

Senior Vice President, Financial Services of American Honda Finance Corporation, a provider of automobile financing to purchasers, lessees and dealers, from 1985 to October 2012 (including various other positions).

•

Interim President of the California Council on Economic Education, a not-for-profit organization that provides training and educational materials to California teachers relating to economics and personal finance, from July 2013 to February 2014.

•

Graduated from California State University, Northridge.

Skills and Qualifications

✓
Over 25 years of extensive operational and management experience in the automotive industry with particular insight into the financing and leasing of vehicles.
✓
Significant expertise in building and developing consumer and commercial financial services business, utilizing strategy development, market analysis, problem solving and performance improvement.
✓
Considerable financial skill and expertise.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 22

BOARD OF DIRECTORS STRUCTURE AND CORPORATE GOVERNANCE

ROLE OF THE BOARD OF DIRECTORS

The Board oversees the Company's Chief Executive Officer and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the stockholders are being served. The Company's Corporate Governance Guidelines are available at karauctionservices.com/investor-relations/corporate-governance/guidelines.

BOARD LEADERSHIP

Neither the Company's Second Amended and Restated By-Laws nor the Company's Corporate Governance Guidelines requires that the Company separate the roles of Chairman of the Board and Chief Executive Officer, and the Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board of Directors, or if the roles must remain separate. The Board of Directors believes that it should have the flexibility to make these determinations from time to time in the way that it believes best to provide appropriate leadership for the Company under then-existing circumstances.

At present, the Board of Directors has chosen to combine the positions of Chief Executive Officer and Chairman of the Board and to appoint a Lead Independent Director. Our Board of Directors believes that having the same person serve in the roles of Chairman of the Board and Chief Executive Officer is appropriate for the Company at this time, as it fosters clear accountability, effective decision making and alignment on corporate strategy. Meanwhile, the appointment of a Lead Independent Director ensures that the Company benefits from effective oversight by its independent directors.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 23

In connection with the appointment of a Lead Independent Director, the Board of Directors adopted a Lead Independent Director Charter, which sets forth a clear mandate and significant authority and responsibilities, including:

Board Meetings and Executive Sessions

•

The authority to call meetings of the independent members of the Board.

•

Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board.

Communications	• Serves as principal liaison on Board-wide issues between the independent directors and the Chairman and CEO and facilitates communication generally between and among directors.

Agendas	• Reviews, in consultation with the Chairman and CEO, the agenda for Board meetings.

Meeting Schedules

•

Reviews, in consultation with the Chairman and CEO, the meeting schedules to assure there is sufficient time for discussion of all agenda items; reviews, in consultation with the Chairman and CEO, information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information.

Communicating with Stockholders	• If requested by stockholders, ensures that he/she is available, when appropriate, for consultation and direct communication.

Chairman and CEO Performance Evaluation

•

Together with the Compensation Committee of the Board, conducts an annual evaluation of the Chairman and CEO, including an annual evaluation of his or her interactions with the Independent Directors.

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

The Board of Directors held seven meetings during 2014. All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and Board committees on which they served during 2014. As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. All of our current directors attended last year's annual meeting of stockholders, in person.

COMMITTEES OF THE BOARD OF DIRECTORS

In 2014, the Board of Directors maintained three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on KAR Auction Services' website at www.karauctionservices.com on the "Investor Relations" page under the link "Corporate Governance." The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC. A description of each Board committee is set forth below.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 24

Audit Committee

Michael T. Kestner Committee Chair

Additional Committee Members:    J. Mark Howell, Lynn Jolliffe, John P. Larson and Stephen E. Smith

Other Committee Members in 2014:    Robert M. Finlayson served as Chairman for the first half of 2014. Peter R. Formanek and Jonathan P. Ward also served on the Audit Committee for a portion of 2014. Messrs. Finlayson and Ward completed their directorships as of the date of last year's annual meeting.

Committee Composition Following the Annual Meeting:    We expect that the Audit Committee will be comprised of Donna R. Ecton, Lynn Jolliffe, Michael T. Kestner and Stephen E. Smith, with Mr. Kestner serving as the Chairman.

Meetings Held in 2014:    5

Primary Responsibilities:    Our Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team and tracks management's corrective action plans where necessary; reviews our financial statements, including any significant financial items and changes in accounting policies or practices, with our senior management and independent registered public accounting firm; reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

Independence:    Each of Messrs. Kestner, Howell, Larson and Smith and Ms. Jolliffe is "financially literate" under the rules of the NYSE, and each of Messrs. Kestner, Howell and Larson has been designated as an "audit committee financial expert" as that term is defined by the SEC. In addition, the Board of Directors has determined that each of the current and former members of the Audit Committee meets, or met during their tenure on the committee, the standards of "independence" established by the NYSE and is "independent" under the independence standards for audit committee members adopted by the SEC.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 25

Compensation Committee

Donna R. Ecton Committee Chair

Additional Committee Members:    Lynn Jolliffe and John P. Larson

Other Committee Members in 2014:    Church M. Moore served as Chairman for the first half of 2014. Mr. Moore completed his directorship as of the date of last year's annual meeting. Peter Formanek served on the Compensation Committee throughout 2014 and as Chairman for the second half of 2014 through March 12, 2015.

Committee Composition Following the Annual Meeting:    Following the annual meeting, we expect that the Compensation Committee will be comprised of Donna R. Ecton, J. Mark Howell, Lynn Jolliffe and John P. Larson, with Ms. Ecton serving as the Chairman.

Meetings Held in 2014:    11

Primary Responsibilities:    The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of equity and other awards under our equity plans.

Independence:    All of the current and former members of the Compensation Committee are, or were during their tenure on the committee, independent under the NYSE rules (including the enhanced independence requirements for Compensation Committee members).

KAR AUCTION SERVICES 2015 PROXY STATEMENT 26

Nominating and Corporate Governance Committee

Ryan M. Birtwell Committee Chair

Additional Committee Members:    Peter R. Formanek, Mark E. Hill and Stephen E. Smith

Other Committee Members in 2014:    Michael B. Goldberg, Church M. Moore and Jonathan P. Ward served on the Nominating and Corporate Governance Committee during a portion of 2014. Messrs. Goldberg, Moore and Ward completed their directorships as of the date of last year's annual meeting.

Committee Composition Following the Annual Meeting:    Following the annual meeting, we expect that the Nominating and Corporate Governance Committee will be comprised of Todd F. Bourell, Peter R. Formanek, Mark E. Hill and Stephen E. Smith, with Mr. Hill serving as the Chairman.

Meetings Held in 2014:    3

Primary Responsibilities:    The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to the Board of Directors concerning governance matters.

Independence:    All of the current and former members of the Nominating and Corporate Governance Committee are, or were during their tenure on the committee, independent under the NYSE rules.

Board of Directors' Oversight of Risk

Our management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board of Directors and its committees. The Board of Directors provides oversight with respect to risk practices implemented by management, except for the oversight of risks that have been specifically delegated to a committee of the Board of Directors. Even when the oversight of a specific area of risk has been delegated to a committee, the Board of Directors may maintain oversight over such risks through the receipt of reports from the committee chairpersons to the Board of Directors at each regularly scheduled Board of Directors meeting. The Board of Directors and committee reviews occur principally through the receipt of regular reports from management to the Board of Directors on these areas of risk, and discussions with management regarding risk assessment and risk management.

At its regularly scheduled meetings, the Board of Directors generally receives a number of reports which include information relating to risks faced by the Company. The Company's Chief Financial Officer provides a report on the Company's results of operations, its liquidity position, including an analysis of prospective sources and uses of funds, and the implications to the Company's debt

KAR AUCTION SERVICES 2015 PROXY STATEMENT 27

covenants and credit rating, if any. The Chief Executive Officer of each primary business unit provides an operational report, which includes information relating to strategic, operational and competitive risks. Finally, the Company's General Counsel provides a privileged report which provides information regarding the status of the Company's material litigation and related matters, including environmental updates and the Company's continuing compliance with applicable laws and regulations. At each regularly scheduled Board of Directors meeting, the Board of Directors also receives reports from committee chairpersons, which may include a discussion of risks initially overseen by the committees for discussion and input from the Board of Directors. As noted above, in addition to these regular reports, the Board of Directors receives reports on specific areas of risk from time to time, such as regulatory, cyclical or other risks that are not covered in the regular reports given to the Board of Directors and described above.

The Board of Directors' leadership structure, through its committees, also supports its role in risk oversight. The Audit Committee maintains initial oversight over risks related to the integrity of the Company's financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company's internal audit function); the performance of the independent registered public accounting firm; and oversees the Company's responses to ethics issues arising from the Company's whistleblower hotline. The Company's Compensation Committee maintains oversight over risks related to the Company's compensation practices. The Nominating and Corporate Governance Committee monitors potential risks relating to the effectiveness of the Board of Directors, notably director succession, composition of the Board of Directors and the principal policies that guide the Company's governance.

CORPORATE GOVERNANCE DOCUMENTS

The Board of Directors has adopted the following corporate governance documents:

Document	Purpose/Application
Code of Business Conduct and Ethics	Applies to all of the Company's employees, officers and directors, including those officers responsible for financial reporting.
Code of Ethics for Principal Executive and Senior Financial Officers	Applies to the Company's principal executive officer, principal financial and accounting officer and such other persons who are designated by the Board of Directors.
Corporate Governance Guidelines	Contains general principles regarding the functions of the Board of Directors and its committees.
Committee Charters	Applies to the following Board committees, as applicable: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

We expect that any amendments to the codes of ethics, or any waivers of their requirements for executive officers and directors, will be disclosed on the Company's website. The foregoing documents are available at www.karauctionservices.com under the "Investor Relations" link on the "Corporate Governance" page and in print to any stockholder who requests them. Requests should be made to KAR Auction Services, Inc., Investor Relations, 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032. The information on our website is not part of this proxy statement and is not

KAR AUCTION SERVICES 2015 PROXY STATEMENT 28

deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2014, Messrs. Formanek, Larson and Moore and Mmes. Ecton and Jolliffe served as members of the Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee. None of the individuals serving as members of the Compensation Committee during 2014 are now or were previously an officer or employee of the Company.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested parties desiring to communicate with the Chairman of the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to the Company's General Counsel at KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

The Audit Committee of the Board of Directors has established procedures for employees, stockholders and others to submit confidential and anonymous reports regarding accounting, internal accounting controls, auditing or any other matters.

EXECUTIVE SESSIONS

The independent directors of the Company meet in executive session at regularly scheduled Board of Directors meetings, if needed. The Company's Corporate Governance Guidelines state that the Chairman of the Board of Directors, if an independent director, or the Lead Independent Director shall preside at such executive sessions, or in such director's absence, another independent director designated by the Chairman of the Board of Directors or the Lead Independent Director, as applicable, shall preside at such executive sessions. Currently, Mr. Larson, our Lead Independent Director, presides at the executive sessions of our independent directors.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 29

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level we require of members of our Board of Directors. As discussed below, we revised our director compensation program for 2014 in connection with the ongoing transition of our Board of Directors upon KAR LLC losing its director nomination rights pursuant to its divestiture of its holdings of our Company stock in late 2013.

CASH AND STOCK RETAINERS

Cash.    Members of the Board of Directors who are not our employees were entitled to receive an annual cash retainer of $75,000 during 2014. Such directors may elect to receive their annual cash retainer in common stock. In addition, the Chairperson of the Audit Committee received an additional cash retainer of $20,000, the Chairperson of the Compensation Committee received an additional cash retainer of $15,000 and the Chairperson of the Nominating and Corporate Governance Committee received an additional cash retainer of $10,000. In connection with the appointment of Mr. Larson as Lead Independent Director on December 31, 2014, the Board approved an annual cash retainer for the Lead Independent Director of $30,000. One-fourth of the annual cash retainer is paid at the end of each quarter, provided that the director served as a director in such fiscal quarter. All of our directors are reimbursed for reasonable expenses incurred in connection with attending Board of Directors meetings and committee meetings.

Stock.    In addition to the annual cash compensation, directors who are not employed by us received an annual stock retainer of $100,000 of our common stock in the form of restricted stock during 2014. Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board of Directors, annual grants for directors are effective on the date of the annual meeting at which the director was elected or re-elected. One-fourth of the annual restricted stock grant vests quarterly following the date of the grant. The number of shares of our common stock received is based on the value of the shares on the date of the restricted stock grant. Directors who are not employed by us and who joined the Board of Directors during the year but not at the annual meeting were eligible to receive a prorated restricted stock award.

DIRECTORS DEFERRED COMPENSATION PLAN

Our Board of Directors adopted the KAR Auction Services, Inc. Directors Deferred Compensation Plan (the "Director Deferred Compensation Plan") in December 2009. Pursuant to the terms of the Director Deferred Compensation Plan, each director who is not employed by us may elect to defer the receipt of his or her cash director fees into a pre-tax interest-bearing deferred compensation account, which account accrues interest as described in the Director Deferred Compensation Plan. Amounts under the Director Deferred Compensation Plan may also be invested in the same investment choices as are available under our 401(k) plan. Directors also may choose to receive all or a portion of their annual stock retainer in the form of a deferred share account. The plan provides that the amount of cash in a director's deferred cash account, plus a number of shares of common stock equal to the number of shares in the director's deferred share account, will be delivered to a

KAR AUCTION SERVICES 2015 PROXY STATEMENT 30

director in installments over a specified period or within 60 days following the date of the director's departure from the Board of Directors, with cash being paid in lieu of any fractional shares.

DIRECTOR STOCK OWNERSHIP AND HOLDING GUIDELINES

The Company's non-employee directors are subject to the Company's director stock ownership and holding guidelines. The stock holding guideline requires each non-employee director to hold any shares of the Company's common stock granted after January 1, 2014 for at least four years, subject to certain exceptions approved by the Compensation Committee. The stock ownership guideline, which was adopted in 2015, requires each non-employee director to own a minimum of three times his or her annual cash retainer amount in shares of Company stock.

DIRECTOR COMPENSATION PAID IN 2014

The following table provides information regarding the compensation paid to our directors.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Ryan M. Birtwell(3)	$47,404	$100,014	$147,418
Brian T. Clingen(4)	$75,000	$150,042	$225,042
Donna R. Ecton	$75,000	$150,042	$225,042
Robert M. Finlayson(5)	$42,019	$12,507	$54,526
Peter R. Formanek(6)	$84,015	$112,521	$196,536
Mark E. Hill(7)	$41,827	$100,014	$141,841
J. Mark Howell(8)	—	—	—
Lynn Jolliffe(9)	$41,827	$100,014	$141,841
Michael T. Kestner(10)	$86,154	$150,042	$236,196
John P. Larson(11)	$41,827	$100,014	$141,841
Stephen E. Smith	$75,000	$150,042	$225,042
Jonathan P. Ward(12)	$33,173	$12,507	$45,680

(1)
The amounts represent the $75,000 annual cash retainer paid to each director who is not employed by the Company, plus an additional $20,000 paid to the Chairman of the Audit Committee, $15,000 paid to the Chairman of the Compensation Committee and $10,000 paid to the Chairman of the Nominating and Corporate Governance Committee. Amounts are prorated to reflect partial years of service to the Board of Directors. Pursuant to the Director Deferred Compensation Plan, Mr. Kestner elected to receive 50% of his annual cash retainer in cash and 50% in a deferred account. The amount for Mr. Formanek includes an additional $3,366.09 received in 2015 with respect to his additional Compensation Committee chair fee earned in 2014.

(2)
The amounts represent the aggregate grant date fair value, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"), of shares of restricted stock awarded to each director who is not employed by the Company as an annual stock retainer. On January 2, 2014, Ms. Ecton and Messrs. Clingen, Kestner and Smith each received pro-rata restricted stock grants of 1,676 shares and Messrs. Finlayson, Formanek and Ward received a pro-rata grant of 419 shares to reflect the increased stock retainer amount for 2014. All directors who are not employed by the Company other than Messrs. Finlayson, Howell and Ward received 3,168 shares of restricted stock as an
KAR AUCTION SERVICES 2015 PROXY STATEMENT 31

  annual stock retainer in June 2014. Pursuant to the Director Deferred Compensation Plan, (i) Messrs. Hill, Larson and Smith and Mmes. Ecton and Jolliffe each elected to receive 100% of his or her annual stock retainer in a deferred share account and (ii) Mr. Kestner elected to receive 50% of his annual stock retainer in stock and 50% in a deferred share account.

(3)
Mr. Birtwell was elected to the Board of Directors effective as of June 12, 2013. Mr. Birtwell became Chairman of the Nominating and Corporate Governance Committee effective as of December 13, 2013.

(4)
Mr. Clingen resigned from the Board of Directors effective as of December 31, 2014. Upon his resignation, he forfeited the unvested portion of his restricted stock grant.

(5)
Mr. Finlayson was a director for the period December 10, 2009 through June 10, 2014, during which time he served as Chairman of the Audit Committee.

(6)
Mr. Formanek elected to receive his annual cash retainer in shares of the Company's common stock. Mr. Formanek was the Chairman of the Compensation Committee from June 10, 2014 to March 12, 2015.

(7)
Mr. Hill was elected to the Board of Directors effective as of June 10, 2014.

(8)
Mr. Howell was elected to the Board of Directors effective as of December 31, 2014. Mr. Howell was entitled to a prorated grant of restricted stock on January 2, 2015 which is not included in the table above.

(9)
Ms. Jolliffe was elected to the Board of Directors effective as of June 10, 2014.

(10)
Mr. Kestner became Chairman of the Audit Committee effective as of June 10, 2014.

(11)
Mr. Larson was elected to the Board of Directors effective as of June 10, 2014. Mr. Larson was elected Lead Independent Director effective as of January 1, 2015.

(12)
Mr. Ward was a director for the period December 10, 2009 through June 10, 2014.

Mr. Hallett and Tom O'Brien were not entitled to receive any fees or other compensation for serving as a member of our Board of Directors because they were employed by the Company. In addition, Dave Ament, Church Moore and Michael Goldberg served as directors for part of 2014 but did not receive any compensation from the Company in connection with their directorships because they were employed by one of the Company's former equity sponsors and therefore are excluded from the table above.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 32

OUTSTANDING DIRECTOR RESTRICTED STOCK AWARDS

The following table sets forth information regarding the number of unvested shares of our common stock held by each director who was not employed by the Company as of December 31, 2014:

Name	Unvested Shares of Common Stock
Ryan M. Birtwell	1,584
Brian T. Clingen	—
Donna R. Ecton	1,610	(1)
Robert M. Finlayson	—
Peter R. Formanek	1,584
Mark E. Hill	1,610	(1)
J. Mark Howell	—
Lynn Jolliffe	1,610	(1)
Michael T. Kestner	1,600	(1)
John P. Larson	1,610	(1)
Stephen E. Smith	1,610	(1)
Jonathan P. Ward	—

(1)
The following number of shares are phantom stock and dividend equivalents which are deferred in each director's account in the Director Deferred Compensation Plan: Ms. Ecton—4,940 shares; Mr. Hill—3,222 shares; Ms. Jolliffe—3,222 shares; Mr. Kestner—2,470 shares; Mr. Larson—3,222 shares; and Mr. Smith—4,940 shares. These shares will be settled for shares of KAR common stock on a one-for-one basis.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 33

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 13, 2015 of: (1) each person or entity who owns of record or beneficially 5% or more of any class of KAR Auction Services' voting securities of which 141,800,443 shares were outstanding as of April 13, 2015; (2) each of our directors, director nominees and named executive officers; and (3) all of our directors, director nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. The percentage calculations below are based on 141,800,443 shares of common stock outstanding as of April 13, 2015 rather than the percentages set forth in any stockholders' Schedule 13D and Schedule 13G filings. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
5% BENEFICIAL OWNERS
FMR LLC(3)	12,965,245	9.1%
The Vanguard Group(4)	8,422,691	5.9%
NAMED EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES
Ryan M. Birtwell(5)	3,168	*
Todd F. Bourell(5)	—	—
Donna R. Ecton(5)	5,015	*
Peter R. Formanek(5)	34,656	*
Donald S. Gottwald(6)	180,000	*
James P. Hallett(5)(7)	198,601	*
Mark E. Hill(5)	11,772	*
J. Mark Howell(5)	1,280	*
Lynn Jolliffe(5)	3,248	*
Michael T. Kestner(5)	8,405	*
John P. Larson(5)	3,272	*
Eric M. Loughmiller(8)	37,201	*
Rebecca C. Polak(9)	185,469	*
Stephen E. Smith(5)	5,015	*
Stéphane St-Hilaire(10)	141,844	*
Executive officers, directors and director nominees as a group (23 persons)(11)	1,760,617	1.2%

*
Less than one percent
KAR AUCTION SERVICES 2015 PROXY STATEMENT 34

(1)
The number of shares includes shares of common stock subject to options exercisable within 60 days of April 13, 2015.

(2)
Shares subject to options exercisable within 60 days of April 13, 2015 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(3)
Based solely on information disclosed in a Schedule 13G/A filed by FMR LLC, Edward C. Johnson 3d and Abigail P. Johnson on February 13, 2015. FMR LLC has sole voting power with respect to 652,673 shares and sole dispositive power with respect to 12,965,245 shares. Each of Edward C. Johnson 3d and Abigail P. Johnson has sole dispositive power with respect to 12,965,245 shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)
Based solely on information disclosed in a Schedule 13G/A filed by The Vanguard Group on February 10, 2015. According to this Schedule 13G/A, The Vanguard Group has the sole voting power with respect to 92,761 shares, sole dispositive power with respect to 8,340,830 shares and shared dispositive power with respect to 81,861 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
Member of our Board of Directors or a nominee to our Board of Directors.

(6)
Includes 180,000 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 13, 2015 held by Mr. Gottwald.

(7)
Includes 198,601 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 13, 2015 held by Mr. Hallett.

(8)
Includes 24,301 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 13, 2015 held by Mr. Loughmiller.

(9)
Includes 185,469 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 13, 2015 held by Ms. Polak.

(10)
Includes 141,844 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 13, 2015 held by Mr. St-Hilaire.

(11)
Includes an aggregate of 1,504,045 shares of common stock issuable pursuant to options that are exercisable within 60 days of April 13, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires KAR Auction Services' directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all such filing requirements were met during 2014, except that a Form 3 for John Hammer was untimely filed on April 8, 2014, a Form 4 for ValueAct Holdings L.P. reporting three sale transactions was untimely filed on August 18, 2014, and a Form 4 for Peter Kelly reporting a grant of stock options, three option exercises and three subsequent sale transactions was untimely filed on January 30, 2015.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 35

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: PROPOSAL NO. 2

PROPOSAL

The Audit Committee has appointed KPMG to serve as KAR Auction Services' independent registered public accounting firm for its fiscal year ending December 31, 2015. The Audit Committee and the Board of Directors seek to have the stockholders ratify the Audit Committee's appointment of KPMG, which has served as KAR Auction Services' independent registered public accounting firm since 2006. Although KAR Auction Services is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of KPMG is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote.

Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 36

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and other regulators. The Company's management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the consolidated financial statements prepared by management, expressing an opinion on the conformity of those consolidated audited financial statements with generally accepted accounting principles, and auditing the Company's internal control over financial reporting and expressing an opinion thereon. In this context, the Audit Committee has met and held discussions with management and KPMG, the Company's independent registered public accounting firm, regarding the fair and complete presentation of the Company's consolidated financial statements and the assessment of the Company's internal control over financial reporting.

The Audit Committee has discussed with KPMG matters required to be discussed by Auditing Standard No. 16, as issued by the Public Company Accounting Oversight Board (the "PCAOB"), and has reviewed and discussed KPMG's independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning independence, and the Audit Committee has discussed KPMG's independence from the Company. The Audit Committee also has considered whether KPMG's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit Committee has concluded that KPMG is independent from the Company and its management.

The Audit Committee meets with the Chief Financial Officer, the Vice President of Internal Audit and representatives of KPMG, in regular and executive sessions, to discuss the consolidated audited financial statements, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and compliance programs.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the consolidated audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

The Audit Committee

Michael T. Kestner (Chairman)
J. Mark Howell
Lynn Jolliffe
John P. Larson
Stephen E. Smith

KAR AUCTION SERVICES 2015 PROXY STATEMENT 37

FEES PAID TO KPMG LLP

The following table sets forth the aggregate fees charged to KAR Auction Services by KPMG for audit services rendered in connection with the audit of our consolidated financial statements and reports for 2014 and 2013 and for other services rendered during 2014 and 2013 to KAR Auction Services and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

Fee Category	2014	2013
Audit Fees(1)	$2,148,000	$2,160,000
Audit-Related Fees(2)	32,500	237,000
Tax Fees(3)	96,035	—
All Other Fees(4)	70,471	51,014

Total Fees	$2,347,006	$2,448,014

(1)
Audit Fees:    Consists of fees for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in the Company's quarterly reports, the audit of our internal control over financial reporting and services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

(2)
Audit-Related Fees:    Consists principally of professional services rendered with respect to our registration statements filed on Form S-3 and Form S-8 and our secondary equity offerings. Also includes professional services rendered in connection with the audit of our 401(k) benefit plan.

(3)
Tax Fees:    Consists of fees for various tax planning projects.

(4)
All Other Fees:    Consists principally of fees for professional services rendered with respect to SOC 1 readiness assessments and reporting. Also includes a license to use KPMG's accounting research software.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KAR Auction Services' independent registered public accounting firm fee pre-approval policy provides for an annual process through which the Audit Committee evaluates the nature and scope of the audit prior to the commencement of the audit. The Audit Committee also evaluates audit-related, tax and other services that are proposed, along with the anticipated cost of such services. The Audit Committee reviews schedules of specific services to be provided. If other services are provided outside of this annual process, under the policy they may be (i) pre-approved by the Audit Committee at a regularly scheduled meeting; or (ii) by the Chairman of the Audit Committee, acting between meetings and reporting back to the Audit Committee at the next scheduled meeting. All audit, audit-related, tax services and all other fees described above were approved by the Audit Committee before such services were rendered.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 38

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The following discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this proxy statement that describe the compensation awarded and paid to the named executive officers.

Named Executive Officers

Our named executive officers for the last completed fiscal year were (i) our chief executive officer; (ii) our chief financial officer; and (iii) each of the three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year. Our named executive officers are:

Jim Hallett, Chief Executive Officer and Chairman of the Board of KAR Auction Services;

Eric Loughmiller, Executive Vice President and Chief Financial Officer of KAR Auction Services;

Stéphane St-Hilaire, Chief Executive Officer and President of ADESA;

Becca Polak, Executive Vice President, General Counsel and Secretary of KAR Auction Services; and

Don Gottwald, Chief Operating Officer of KAR Auction Services.

This CD&A is organized into the following six sections:

Executive Summary (page 40)

Compensation Philosophy and Objectives (page 42)

The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation (page 43)

Elements Used to Achieve Compensation Philosophy and Objectives (page 44)

Compensation-Related Policies and Other Information (page 56)

Results of Say on Pay Votes at 2014 Annual Meeting (page 58)

KAR AUCTION SERVICES 2015 PROXY STATEMENT 39

EXECUTIVE SUMMARY

For the year ended December 31, 2014, KAR delivered solid growth in volume of total vehicles sold, revenues and Adjusted EBITDA. Specific highlights for fiscal 2014 included:

Total vehicles sold for our ADESA, Inc. ("ADESA") and Insurance Auto Auctions, Inc. ("IAA") business segments rose approximately 7% to 3.9 million units.

Net revenue was up 9% to approximately $2.4 billion.

Adjusted EBITDA* rose over 11% to approximately $599 million.

*Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income (loss), in our Annual Report on Form 10-K for the year ended December 31, 2014 in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—EBITDA and Adjusted EBITDA."

Net income increased 150% from $67.7 million ($0.48 per diluted share) to $169.3 million ($1.19 per diluted share).

KAR AUCTION SERVICES 2015 PROXY STATEMENT 40

We increased our dividend to $0.27 per share and announced a two-year, $300 million share repurchase program.

The closing stock price of KAR stock rose over 17% from $29.55 at December 31, 2013 to $34.65 at December 31, 2014. The closing price shown below for each year is the closing price of a share of KAR Auction Services' common stock on December 31.

We maintain a compensation program structured to achieve a close connection between executive pay and company performance. We believe that this strong pay-for-performance orientation has served us well in recent years, particularly as we've moved forward following the sale by our former equity sponsors of all of their holdings of our common stock in late 2013.

✓
Pay for performance alignment:  Historically, we have demonstrated close alignment between our total stockholder return (TSR) performance and the compensation of our Chief Executive Officer, as shown in the chart below.

5-year Pay Alignment Chart

Fiscal Year	2009 YE	2010	2011	2012	2013	2014

CEO Pay ($000)		$2,689	$1,475	$1,414	$5,994	$4,808

Indexed TSR	100	100.07	97.9	148.26	223.83	271.05

✓
Independent Compensation Committee:  All of the members of our Compensation Committee are independent under NYSE rules.

✓
Independent compensation consultants:  In 2014, our Compensation Committee engaged two independent consultants at different points during the year—first, ClearBridge, and then, Semler Brossy.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 41

✓
Pay for performance:  The equity awards granted to our named executive officers in 2014 and in 2015 are heavily performance-based, including restricted stock units that vest based on achievement of total stockholder return, adjusted earnings per share and net income goals.

✓
No dividends or dividend equivalents paid on unvested PRSUs:  Dividend equivalents are accrued but not paid on PRSUs until (i) the performance conditions are satisfied; and (ii) the PRSUs vest after the performance measurement period.

✓
Maximum payout caps for annual cash incentive compensation and PRSUs.

✓
Clawback of certain compensation if restatement and intentional misconduct:  In 2014, we adopted a policy providing for the recovery of incentive compensation in the event we are required to prepare an accounting restatement due to any executive officer's intentional misconduct.

✓
No hedging of KAR securities:  In 2014, we adopted a formal policy that prohibits the hedging of Company stock by our directors and officers.

✓
No pledging of KAR securities:  As part of our Insider Trading Policy, we prohibit the pledging of Company stock.

✓
Moderate change-in-control benefits:  Change-in-control severance benefits are two times base salary and target bonus for the CEO and one times base salary and target bonus for the executive officers.

✓
Limited executive perquisites.

✓
 NEW  Robust equity ownership requirements:    In 2015, we adopted stock ownership guidelines that are applicable to non-employee directors and senior executives, including our named executive officers. The stock ownership guideline for our CEO is 5 times his annual base salary.

✓
 NEW  Robust equity retention requirement:    In 2015, we adopted an equity retention requirement that is applicable to non-employee directors and senior executives, including our named executive officers. Our named executive officers are required to hold 100% of net shares of Company stock received under awards granted on or after January 1, 2015 for at least 12 months after vesting, regardless of whether the stock ownership guideline has been met.

COMPENSATION PHILOSOPHY AND OBJECTIVES

We design and administer our executive pay programs to help ensure the compensation of our named executive officers is (i) closely aligned with our performance on both a short-term and long-term basis; (ii) linked to specific, measurable results intended to create value for stockholders; and (iii) competitive in attracting and retaining key executive talent in the vehicle remarketing and auto finance industry. Each of the compensation programs that we have developed and implemented is intended to satisfy one or more of the following specific objectives:

  •
  align the interests of our executive officers with the interests of our stockholders so that they manage from the perspective of owners with an equity stake in the Company;
KAR AUCTION SERVICES 2015 PROXY STATEMENT 42

  •
  motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

  •
  support a one-company culture and encourage synergies among all business units by aligning rewards with long-term overall Company performance and stockholder value;

  •
  provide a significant percentage of total compensation through variable pay based on pre-established goals and objectives;

  •
  provide competitive upside opportunity without encouraging excessive risk-taking;

  •
  enhance our ability to attract and retain skilled and experienced executive officers; and

  •
  provide rewards commensurate with performance and with competitive market practices.

THE ROLE OF THE COMPENSATION COMMITTEE AND THE EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION

Composition of the Compensation Committee.    The Compensation Committee of our Board of Directors is comprised of Mmes. Ecton (Chairman) and Jolliffe and Mr. Larson.

Role of the Compensation Committee.    The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis.

No Public Company Comparable Peers.    In light of the unique mix of businesses that comprise KAR Auction Services and the lack of directly comparable public companies, the Compensation Committee has not adopted a specific peer group of companies for the purpose of formally benchmarking compensation. The Compensation Committee understands that most companies consider pay levels at comparably-sized, peer companies when setting named executive officer compensation levels. Knowing this practice, the Compensation Committee attempted to develop a meaningful peer group for KAR in 2014, with help from its independent compensation consultant; however, the Committee stopped short of a formal peer group at this time, in part due to the unique combination of our three separate business segments. In order to confirm competitiveness of compensation, the Compensation Committee reviews survey data and proxy compensation data of other comparably-sized companies. To date, the Compensation Committee has not set compensation levels by reference to competitive market data using any specific target percentiles within such data.

Role of the Independent Compensation Consultant.    The Compensation Committee used ClearBridge as its independent compensation consultant in 2013 and early in 2014. Later in 2014, the Compensation Committee retained Semler Brossy as its independent compensation consultant. Clearbridge and Semler Brossy provided advice to the Compensation Committee. During 2014:

•
ClearBridge provided (i) advice to the Compensation Committee with respect to the assessment of the Company's executive compensation practices; (ii) advice regarding the evaluation of long-term incentive compensation practices; (iii) advice and guidance regarding the design of new long-term equity awards; and (iv) advice regarding related compensation matters; and
KAR AUCTION SERVICES 2015 PROXY STATEMENT 43

•
Semler Brossy provided (i) advice to the Compensation Committee with respect to annual and long-term incentive plan design; (ii) guidance on the competitiveness of the executive officers' total compensation; and (iii) guidance regarding the development of a potential peer group as described above.

The Compensation Committee has reviewed the independence of ClearBridge and Semler Brossy in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that (i) the work of ClearBridge for the Compensation Committee did not raise any conflict of interest; and (ii) the work of Semler Brossy for the Compensation Committee does not raise any conflict of interest. All work performed by ClearBridge and Semler Brossy is subject to review and approval of the Compensation Committee.

Role of the Executive Officers.    Mr. Hallett regularly participates in meetings of the Compensation Committee at which compensation actions involving our named executive officers are discussed. Mr. Hallett assists the Compensation Committee by making recommendations regarding compensation actions relating to the executive officers other than himself. Mr. Hallett recuses himself and does not participate in any portion of any meeting of the Compensation Committee at which his compensation is discussed.

ELEMENTS USED TO ACHIEVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Elements of 2014 Executive Compensation Program Design

The following table lists the elements of compensation for our 2014 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Our incentives are designed to drive overall corporate performance and business unit strategies that correlate to stockholder value and align with our strategic vision. In order to confirm competitiveness of compensation, the Compensation Committee reviews survey data and proxy compensation data of other companies.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 44

	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	2014 Decisions

Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Reward the NEOs for their past performance and facilitate the attraction and retention of a skilled and experienced executive management team.	Individual performance, experience, job scope, and tenure.	All of the named executive officers received salary increases in 2014. See page 48.

Variable	Annual cash incentive awards	Variable compensation component payable in cash based on performance against annually established targets.	Motivate and reward the successful achievement of pre-determined financial objectives at the Company.	Job scope and individual performance. Based on two performance measures: • 2014 Adjusted EBITDA; and • 2014 Adjusted Pre-Tax Net Income	Strong performance on both measures resulted in 123% of target for the CEO and an average of 117% of target for the other named executive officers. See page 51.

	Stock options	Nonqualified stock options to purchase shares at the market price when awarded. Expire in ten years and vest ratably over four years.	Align the interests of executives with long-term stockholder value and serve to retain executive talent.	Individual's ability to impact future results, job scope and individual performance.	The Compensation Committee granted stock options to all of the named executive officers in 2014 other than Mr. Gottwald. See page 52.

	Performance restricted stock units (PRSUs)	PRSUs vest at the end of a three-year performance period. See page 58 for the retention requirements for PRSUs.	Motivate and reward executives for performance on key long-term measures. Align the interests of executives with long-term stockholder value and serve to retain executive talent.	Target awards based on individual's ability to impact future results job scope and individual performance. Earned awards based on TSR or Cumulative Adjusted Net Income Per Share performance.	The Compensation Committee granted PRSUs to all of the named executive officers in 2014 other than Mr. Gottwald. See page 52.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 45

Compensation Structure and Goal Setting

Our executive compensation program is designed to deliver compensation in accordance with corporate and business unit performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance. The mix of target direct compensation for 2014 for our CEO and the average of our other named executives is shown in the charts below. Approximately 79% of our CEO's total compensation, and approximately 67% of the average total compensation of our other named executive officers, is at-risk, consisting of stock options and other performance-based incentives. As we move away from historical incentive programs developed in large part by our former equity sponsors, the Compensation Committee continues to refine the elements, mix of awards and performance goals in our incentive compensation program, while ensuring that a large portion of our named executive officers' compensation is performance-based.

CEO

KAR AUCTION SERVICES 2015 PROXY STATEMENT 46

 Other NEO Average Compensation

Base Salary

General.    Annual salary levels for our named executive officers are based upon various factors including the amount and relative percentage of total compensation that is derived from base salary when setting the compensation of our executive officers, individual performance, experience, job scope and tenure. In view of the wide variety of factors considered by the Compensation Committee in connection with determining the base salary of each of our named executive officers, the Compensation Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers. A description of how these factors were applied in 2014 is described below.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 47

Base Salaries for 2014.    In late 2013 and the first quarter of 2014, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2014. After considering multiple factors, the Compensation Committee approved the following base salaries:

Name	Base Salary	Increase %	Effective Date	Why Was Increase Approved?
Jim Hallett	$900,000	8%	January 1, 2014	Increase based on experience, individual performance and tenure, confirmed by review of competitive market salaries for CEOs.
Eric Loughmiller	$442,534	2%	February 7, 2014	Increase based upon multiple factors, including, without limitation, the performance of the Company and the contribution of the NEO; consistent with the overall 2% merit increase pool established for the Company.
Stéphane St-Hilaire	$450,000	44%	January 1, 2014	Increase due to increased responsibilities, job scope and prominence and impact of position as a result of his promotion to CEO and President of ADESA.
Becca Polak	$364,140	2%	January 1, 2014	Increase based upon multiple factors, including, without limitation, the performance of the Company and the contribution of the NEO; consistent with the overall 2% merit increase pool established for the Company.
Don Gottwald	$432,973	2%	January 1, 2014	Increase based upon multiple factors, including, without limitation, the performance of the Company and the contribution of the NEO; consistent with the overall 2% merit increase pool established for the Company.
	$550,000	28%	March 24, 2014	Increase due to increased responsibilities as a result of his promotion to Chief Operating Officer of KAR.

Base Salaries for 2015.    In late 2014, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2015. After considering multiple factors, including, without limitation, the performance of the Company and the contribution of each named executive officer, the Compensation Committee approved the following base salaries effective January 1, 2015:

Name	Base Salary	Increase %
Jim Hallett	$900,000	0%
Eric Loughmiller	$450,000	2%
Stéphane St-Hilaire	$450,000	0%
Becca Polak	$400,000	9%
Don Gottwald	$550,000	0%

The Compensation Committee did not approve base salary adjustments for Messrs. Hallett, St-Hilaire or Gottwald because the Compensation Committee determined that their base salaries were already set at competitive levels. In order to confirm competitiveness of compensation, the Compensation Committee reviews survey data and proxy compensation data of other companies.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 48

Annual Cash Incentive Programs

General.    Generally, named executive officers with greater job responsibilities have a significant proportion of their annual cash compensation tied to Company performance through their annual incentive opportunity.

The KAR Auction Services, Inc. Annual Incentive Program.    Under the KAR Auction Services, Inc. Annual Incentive Program (the "Annual Incentive Program"), which is part of the Omnibus Plan, the grant of cash-based awards to eligible participants is contingent upon the achievement of certain corporate performance goals as determined by the Compensation Committee.

    Use of 2014 Adjusted EBITDA and 2014 Adjusted Pre-Tax Net Income

In 2014, the Compensation Committee used "2014 Adjusted EBITDA" for KAR Auction Services, ADESA and AFC, depending upon the named executive officer, and "2014 Adjusted Pre-Tax Net Income" as the measures of the Annual Incentive Program.

  •
  "2014 Adjusted EBITDA" is equal to EBITDA (earnings before interest expense, income taxes, depreciation and amortization) adjusted to exclude unbudgeted capital transactions. 2014 Adjusted EBITDA with respect to ADESA and AFC is determined in a similar manner, however, each excludes "holding company" expenses as disclosed in our Annual Report on Form 10-K.

  •
  "2014 Adjusted Pre-Tax Net Income" is equal to income before income taxes adjusted to exclude unbudgeted capital transactions.

Using these measures, the Compensation Committee establishes, on an annual basis, specific targets that determine the size of payouts under the incentive plan. In 2014, the annual incentive opportunity for each named executive officer was as follows:

Name	KAR Auction Services	ADESA	AFC
Jim Hallett	Annual incentive award based 100% on performance of KAR Auction Services
Eric Loughmiller	Annual incentive award based 100% on performance of KAR Auction Services
Stéphane St-Hilaire	Annual incentive award based 50% on performance of KAR Auction Services	Annual incentive award based 50% on performance of ADESA
Becca Polak	Annual incentive award based 100% on performance of KAR Auction Services
Don Gottwald	From January 1, 2014 to March 31, 2014: Annual incentive award based 50% on performance of KAR Auction Services		From January 1, 2014 to March 31, 2014: Annual incentive award based 50% on performance of AFC
From April 1, 2014 to December 31, 2014: Annual incentive award based 100% on performance of KAR Auction Services
KAR AUCTION SERVICES 2015 PROXY STATEMENT 49

The amount to be earned by our named executive officers under the Annual Incentive Program is determined by multiplying each officer's target opportunity by the Business Performance Factor as shown below:

    Performance Targets for the Annual Incentive Program

The Compensation Committee analyzes financial measures and determines the level of performance required to receive threshold, target and superior annual incentive payouts. The Compensation Committee established the performance objectives in amounts which it believes would increase stockholder value and which it believed would be achievable given a sustained effort on the part of the named executive officers and which would require increasingly greater effort to achieve the target and superior objectives. The Compensation Committee may increase or decrease the performance targets and the potential payouts at each performance target if, in the discretion of the Compensation Committee, the circumstances warrant such an adjustment. In 2014, the Compensation Committee did not increase or decrease the performance targets or the payouts of any 2014 annual incentive program payout.

2014 Performance Targets.    The chart which follows provides the 2014 Adjusted EBITDA performance targets established by the Compensation Committee for 2014 as well as the actual level of performance achieved (dollars in millions):

	Threshold	Target	Superior	Actual	Payout Percentage of Target Achieved
KAR Auction Services	$522.78	$565.17	$621.69	$577.93	111.3%
ADESA	$236.51	$255.69	$281.26	$256.17	100.9%
AFC	$142.31	$153.85	$169.24	$149.50	81.1%

The chart which follows provides the 2014 Adjusted Pre-Tax Net Income performance targets established by the Compensation Committee for 2014 as well as the actual level of performance achieved (dollars in millions):

	Threshold	Target	Superior	Actual	Payout Percentage of Target Achieved
KAR Auction Services	$234.82	$253.86	$279.25	$289.77	150%

2014 Annual Incentive Opportunities.    Under the Annual Incentive Program, threshold performance objectives must be met in order for any payout to occur. Payouts can range from 50% of target awards for performance at threshold up to a maximum of 150% of target awards for

KAR AUCTION SERVICES 2015 PROXY STATEMENT 50

superior performance or no payout if performance is below threshold. The following table shows the annual incentive opportunities for our named executive officers for 2014:

		Bonus Opportunity			Bonus Goal Weighting %
								2014 Adjusted Pre-Tax Net Income
					2014 Adjusted EBITDA
		Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary
Name	Base Salary				KAR Auction Services	ADESA	AFC	KAR Auction Services
Jim Hallett	$900,000	50	100	150	70			30
Eric Loughmiller	$442,534	37.5	75	112.5	70			30
Stéphane St-Hilaire(1)	$450,000	50	100	150	35	50		15
Becca Polak	$364,140	37.5	75	112.5	70			30
Don Gottwald(2)	$523,388	50	100	150	61.25		12.5	26.25

(1)
Mr. St-Hilaire's base salary and annual incentive award is denominated in US dollars and paid in Canadian dollars. Using an exchange rate of .9401 as of January 6, 2014, Mr. St-Hilaire's $450,000 annual base salary was converted to $478,647 CDN and his annual incentive award opportunity was determined based on this figure.

(2)
Mr. Gottwald's base salary for annual incentive opportunity purposes is expressed as a blended rate comprised of his base salary of $432,973 from the period of January 1, 2014 until March 23, 2014 and his base salary of $550,000 from the period of March 24, 2014 until December 31, 2014. In addition, his bonus goal weighting percentages are expressed as blended rates as follows: (i) KAR Auction Services 2014 Adjusted EBITDA was weighted (a) 35% from January 1, 2014 until March 31, 2014 and (b) 70% from April 1, 2014 until December 31, 2014, (ii) AFC 2014 Adjusted EBTDA was weighted (a) 50% from January 1, 2014 until March 31, 2014 and (b) 0% from April 1, 2014 until December 31, 2014 and (iii) KAR Auction Services 2014 Adjusted Pre-Tax Net Income was weighted (a) 15% from January 1, 2014 until March 31, 2014 and (b) 30% from April 1, 2014 until December 31, 2014.

Because KAR Auction Services, ADESA and AFC each achieved at least the threshold level of performance, each of our named executive officers was eligible to receive an award under the Annual Incentive Program for 2014, which are set forth in the Summary Compensation Table (page 61). Based on the Company's performance during 2014, and the accompanying payout percentages for the different performance goals set forth above, our named executive officers earned the following percentages of their target annual incentive awards:

Name	Percentage of Target Annual Incentive Award Earned
Jim Hallett	123%
Eric Loughmiller	123%
Stéphane St-Hilaire	105%
Becca Polak	123%
Don Gottwald	118%
KAR AUCTION SERVICES 2015 PROXY STATEMENT 51

2015 Annual Incentive Opportunities.    The following table shows the annual incentive opportunities for our named executive officers for 2015:

		Bonus Opportunity			Bonus Goal Weighting %
					Adjusted EBITDA
		Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary
Name	Base Salary				KAR Auction Services(1)	ADESA
Jim Hallett	$900,000	50	100	150	100
Eric Loughmiller	$450,000	37.5	75	112.5	100
Stéphane St-Hilaire	$450,000	50	100	150	50	50
Becca Polak	$400,000	37.5	75	112.5	100
Don Gottwald	$550,000	50	100	150	100

(1)
For 2015, annual incentive awards for the named executive officers other than Mr. St-Hilaire will be earned 100% based on Adjusted EBITDA performance with respect to KAR Auction Services. Mr. St-Hilaire's annual incentive award will be earned based 50% on the Adjusted EBITDA performance of KAR Auction Services and 50% on the Adjusted EBITDA performance of ADESA.

Long-Term Incentive Opportunities

The Company provides long-term incentive compensation opportunities in the form of performance-based restricted stock units ("PRSUs"), service-based restricted stock units, performance-based stock options and service-based stock options, as described below.

2014 Long-Term Incentive Awards.    On February 27, 2014, the Compensation Committee approved the grant of PRSUs and stock options under its long-term incentive program to certain of the Company's named executive officers, as disclosed in the table below.

Name	Target PRSUs (Total Stockholder Return Goal)	Value of Target Shares at Grant	Target PRSUs (Cumulative Adjusted Net Income Per Share Goal)	Value of Target Shares at Grant	Stock Options	Value of Options at Grant
Jim Hallett	21,916	$800,811	21,916	$676,985	194,404	$1,283,066
Eric Loughmiller	10,958	$400,405	10,958	$338,493	97,204	$641,546
Stéphane St-Hilaire	4,384	$160,191	4,383	$135,391	38,884	$256,634
Becca Polak	3,945	$144,150	3,945	$121,861	34,996	$230,974

KAR AUCTION SERVICES 2015 PROXY STATEMENT 52

    2014 Performance-Based RSU Awards

Fifty percent of the PRSUs will vest on the third anniversary of the grant date if and to the extent that the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels over the three-year period beginning on the grant date. A summary of the relative total stockholder return levels and corresponding payouts is provided in the following table:

Total Stockholder Return Percentile Rank vs. S&P 500 During the Measurement Period	Number of PRSUs Vesting
Below Threshold:
Below 40th percentile	0% of Target
Threshold:
40th percentile	50% of Target
Target:
65th percentile	100% of Target
Maximum:
Greater than or equal to 85th percentile	200% of Target

The remaining 50% of the PRSUs will vest if and to the extent that the Company's "Cumulative Adjusted Net Income Per Share" exceeds certain levels over the three-year period beginning on January 1, 2014. "Cumulative Adjusted Net Income Per Share" means the sum of the Company's Adjusted Net Income Per Share for the three fiscal years in the Measurement Period. "Adjusted Net Income Per Share" for a fiscal year is calculated by dividing Adjusted Net Income by the weighted average diluted common shares outstanding per year. "Adjusted Net Income" for a fiscal year is equal to the Company's net income as reported in the Form 10-K filed by the Company with respect to such fiscal year, recalculated utilizing the effective tax rate that was used to determine the cumulative adjusted net income per share target approved by the Compensation Committee, and adjusted to (i) exclude gains/losses from certain non-recurring and unbudgeted capital transactions, including debt prepayment, debt refinancing and similar items; (ii) exclude depreciation and amortization expenses resulting from the revaluation of certain assets at the time of the 2007 merger consistent with the Company's calculation of its reported adjusted net income; (iii) exclude certain expenses incurred in connection with stock-based compensation related to the 2007 merger consistent with the Company's calculation of its reported adjusted net income; (iv) exclude acquisition contingent consideration; (v) exclude the impact of significant acts of God or other events outside of the Company's control that may affect the overall economic environment; and (vi) exclude significant asset impairments.

With respect to all PRSUs, the amount of the target PRSUs earned and paid (on a 1-for-1 basis) in shares of common stock in a lump sum following the performance period will be: 0% for below threshold performance, 50% for threshold performance, 100% for target performance and up to 200% for achieving the maximum performance level. Linear interpolation will be used to calculate the percentage of target PRSUs earned and paid (on a 1-for-1 basis) if performance falls between the threshold and maximum levels.

    2014 Stock Option Awards

The stock options have an exercise price of $30.89 per share and will vest in equal 25% increments on the first four anniversaries of the grant date, subject to the executive's continued employment with the Company through such dates.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 53

2013 Performance-Based RSU Awards.    As previously disclosed, on December 13, 2013, the Compensation Committee approved the grant of PRSUs to certain of the Company's named executive officers which remain outstanding, as disclosed in the table below.

Name	Target PRSUs	Value of Target Shares at Grant
Jim Hallett	134,409	$4,407,271
Eric Loughmiller	67,205	$2,203,652
Becca Polak	21,506	$705,182

The PRSUs vest on the third anniversary of the grant date if and to the extent that the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels (identified below) over the three-year period beginning on the grant date.

Total Stockholder Return Percentile Rank vs. S&P 500 During the Measurement Period	Number of PRSUs Vesting
Below Threshold:
Below 40th percentile	0% of Target
Threshold:
40th percentile	50% of Target
Target:
65th percentile	100% of Target
Maximum:
Greater than or equal to 85th percentile	200% of Target

New Long-Term Incentive Design in 2015.    On February 10, 2015, the Compensation Committee approved the 2015 long-term incentive awards for the Company's named executive officers which were granted on February 20, 2015, as disclosed in the table below.

Name	Target PRSUs (Cumulative Adjusted Net Income Per Share Goal)	Value of Target Shares at Grant	RSUs	Value of Shares at Grant
Jim Hallett	57,879	$2,142,681	19,293	$714,227
Eric Loughmiller	26,796	$991,988	8,932	$330,663
Stéphane St-Hilaire	9,647	$357,132	3,216	$119,056
Becca Polak	8,575	$317,447	2,859	$105,840
Don Gottwald	14,738	$545,601	4,913	$181,879

The aggregate target award value for each named executive officer is allocated such that 75% of the value is in the form of PRSUs and 25% of the value is in the form of time-vested restricted stock units ("RSUs"). The PRSUs may be earned (from 0% to 200% of the target award value) based on the Company's cumulative adjusted net income per share performance during the three-year period ending December 31, 2017 and are on substantially the same terms utilized by the Company for a portion of its PRSUs awards in 2014. The RSUs vest and convert into shares of common stock of the Company on a 1-for-1 basis on each of the first three anniversaries of the grant date during the named executive officer's continued employment with the Company.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 54

Legacy Long-Term Incentive Awards.    Certain service options and performance-based exit options were granted to our named executive officers under the KAR Auction Services, Inc. Stock Incentive Plan ("Stock Incentive Plan"), which was in effect prior to our initial public offering, and later under the Omnibus Plan, which was initially adopted on December 10, 2009.

Grants under the Stock Incentive Plan and the March 1, 2010 grant under the Omnibus Plan were structured as follows:

  •
  one-fourth of the total amount of each option grant to our named executive officers were service options, which vested in four equal annual installments on each of the first four anniversaries of the grant date and continue to function as an employee retention tool after vesting by rewarding continued service; and

  •
  the remaining three-fourths of the amount of each option grant were performance-based exit options, which reward employees' efforts toward increasing the value of the Company and also serve as a retention tool because grantees generally are required to remain employed to benefit from the increase in the value of the Company. Grants after March 1, 2010 and prior to our former equity owners' exit were 100% service options and were granted under the Omnibus Plan.

Together, these awards aligned the interests of our named executive officers and other employees with the interests of our stockholders, who benefited from both the retention of a skilled management team and an increase in the value of the Company.

    Performance-Based Option Vesting

The performance-based exit options vested and became exercisable in four tranches contingent upon the closing price of the shares of common stock of the Company exceeding the threshold levels of $20.00, $25.00, $30.00 or $35.00 for 20 consecutive trading days. The exit options included in the first tranche (the exit options associated with the $20.00 threshold level) became fully vested in March 2013, the exit options included in the second tranche (the exit options associated with the $25.00 threshold level) became fully vested in August 2013, the exit options included in the third tranche (the exit options associated with the $30.00 threshold level) became fully vested in March 2014 and the exit options included in the fourth tranche (the exit options associated with the $35.00 threshold level) became fully vested in March 2015, upon achieving the applicable vesting criteria.

Plans under which Long-Term Incentive Awards are Granted.    The Company currently grants long-term incentive awards under the Omnibus Plan and formerly under the Stock Incentive Plan.

    Omnibus Plan

Our Board of Directors initially adopted the Omnibus Plan on December 10, 2009, as amended. Under the Omnibus Plan, participants are eligible to receive options, restricted stock, restricted stock units, SARs, other stock-based awards or cash-based awards as determined by the Compensation Committee.

    Stock Incentive Plan

The Stock Incentive Plan was in effect prior to our initial public offering and was subsequently frozen as of December 10, 2009. No further awards have been issued under this plan.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 55

Retirement, Health and Welfare Benefits

We offer a variety of health and welfare and retirement programs to all eligible employees, including our named executive officers. As with all Company employees, our named executive officers are eligible to receive 401(k) employer matching contributions equal to 100% of the first 4% of compensation contributed by the named executive officer or, in the case of Mr. St-Hilaire, deferred profit sharing employer matching contributions of up to $2,500 (employer matches 100% of first $1,500 contributed by the named executive officer and 50% of the next $2,000 contributed by the named executive officer, subject to a cap equal to 6% of compensation) under the Group Registered Retirement Savings Plan ("GRRSP"). The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, dental, vision, pharmacy, life insurance, disability and accidental death and disability. We also provide travel insurance to all employees who travel for business purposes.

Perquisites

In general, the Compensation Committee believes that the provision of a certain level of perquisites and other personal benefits to the named executive officers is reasonable and consistent with the objective of facilitating and allowing us to attract and retain highly qualified executive officers. The perquisites which are currently available to certain of our named executive officers include an automobile allowance or use of a Company-owned automobile, an allowance for executive physicals and Company-paid group term life insurance premiums. Please see footnote 4 to the Summary Compensation Table for more information regarding perquisites.

COMPENSATION POLICIES AND OTHER INFORMATION

Employment and Severance Agreements

The Compensation Committee recognizes that, from time to time, it is appropriate to enter into agreements with our executive officers to ensure that we continue to retain their services and to promote stability and continuity within the Company. All of our named executive officers have an employment agreement with KAR Auction Services or one of its subsidiaries. A description of these agreements can be found in the section titled "Employment Agreements with Named Executive Officers."

Tax and Accounting Considerations

Employment Agreements.    Section 280G of the Internal Revenue Code ("Section 280G") and related provisions impose substantial excise taxes under Section 4999 of the Code on so-called "excess parachute payments" payable to certain named executive officers upon a change in control and results in the loss of the compensation deduction for such payments by the Company.

Mr. Hallett's employment agreement, which became effective as of February 27, 2012, provides for a potential "gross-up payment" in the event that such excise taxes result from any excess parachute payments. Mr. Hallett's employment agreement provides that in the event that any payment or benefit under such agreement, in connection with Mr. Hallett's employment or termination of employment is or becomes subject to an excise tax under Code Section 4999, then KAR Auction Services will make a cash payment to Mr. Hallett, which, after the imposition of all income, employment, excise and other taxes thereon as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would

KAR AUCTION SERVICES 2015 PROXY STATEMENT 56

have been in had such excise tax not been applied. However, in the event that a reduction of the total payments to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments.

None of the employment agreements entered into with Messrs. Loughmiller, Gottwald and St-Hilaire and Ms. Polak contain excise tax gross-up provisions.

Omnibus Plan.    Certain awards under the Omnibus Plan are designed so that they may comply with the performance-based compensation exception to the $1,000,000 per person annual deductibility limit under Section 162(m) applicable to Covered Employees. Though tax deductibility is one of many factors considered by the Compensation Committee when determining executive compensation, the Compensation Committee retains the discretion to award compensation that exceeds or does not qualify for the Section 162(m) deductibility limit. For example, in seeking to tie executive pay to company performance in a meaningful way, the Compensation Committee may make decisions in designing and approving pay programs that are not driven by tax consequences to the Company.

Accounting for Stock-Based Compensation.    We account for stock-based compensation in accordance with the requirements of ASC 718.

Clawback Policy for Financial Restatements.    In 2014, the Company adopted a policy providing for the recovery of incentive compensation in the event the Company is required to prepare an accounting restatement due to any current or former executive officer's intentional misconduct. In such an event, the executive officer would be required to repay to the Company the excess amount of incentive compensation received under the inaccurate financial statement. The Company intends to revise this policy as needed to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such requirements become effective.

Insider Trading Policy

Our insider trading policy expressly prohibits:

  •
  ownership of margin securities;

  •
  trading in options, warrants, puts and calls or similar instruments on the Company's securities; or

  •
  selling the Company's securities "short."

We also prohibit officers, directors and employees from:

  •
  pledging the Company's securities as collateral for loans; and

  •
  purchasing or selling the Company's securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

Anti-Hedging Policy

In addition to the Company's existing anti-pledging of Company stock policy, the Company adopted a formal anti-hedging of Company stock policy in 2014. This policy prohibits our officers and

KAR AUCTION SERVICES 2015 PROXY STATEMENT 57

directors from engaging in certain forms of hedging or monetization transactions with respect to the Company's stock, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

Stock Ownership and Stock Holding Guidelines

In 2015, we adopted the following stock ownership guidelines which are applicable to our named executive officers.

Title	Stock Ownership Guideline
CEO	5 times annual base salary
Other Named Executive Officers	3 times annual base salary

The named executive officers must hold 100% of net shares of Company stock received under awards granted on or after January 1, 2015 until the applicable ownership guideline is met. In addition, our named executive officers are required to hold 100% of net shares of Company stock received under awards granted on or after January 1, 2015 for at least 12 months after vesting, regardless of whether the stock ownership guideline has been met.

The Company's non-employee directors are subject to the Company's director stock ownership and holding guidelines. The stock holding guideline requires each non-employee director to hold any shares of the Company's common stock granted after January 1, 2014 for at least four years, subject to certain exceptions approved by the Compensation Committee. The stock ownership guideline, which was adopted in 2015, requires each non-employee director to own a minimum of three times his or her annual cash retainer amount in shares of Company stock.

RESULTS OF SAY ON PAY VOTES AT 2014 ANNUAL MEETING

At the Company's 2014 annual meeting of stockholders, the Company held a non-binding stockholder vote on executive compensation (commonly referred to as "Say on Pay"). At the meeting, excluding broker non-votes, over 95% of the votes on the matter were cast to approve the Company's executive compensation programs, less than 4% of the votes were cast against, and less than 1% abstained from voting.

The Compensation Committee has considered the results of the vote, including the appropriateness of the compensation philosophy and objectives, the role of the Compensation Committee and executive officers in setting compensation, the elements used to achieve the compensation philosophy and objectives and the levels of compensation provided to the named executive officers. Following its review, the Compensation Committee decided to retain the Company's general approach to executive compensation, in part due to the significant majority of stockholders that voted to approve the Company's executive compensation programs at the 2014 annual meeting of stockholders.

Previously, at the Company's 2011 annual meeting of stockholders, the Company held a non-binding stockholder vote at the meeting on whether to hold a Say on Pay vote every one, two or three years. Approximately 12% of the votes on the matter were cast in favor of holding a vote every year, less than one-tenth of 1% were cast in favor of holding a vote every two years, approximately 86% were cast in favor of holding a vote every three years and approximately 2% abstained or constituted a broker non-vote. In line with the results of the vote, the Company will present a Say on

KAR AUCTION SERVICES 2015 PROXY STATEMENT 58

Pay vote every three years, the next of which will occur at the Company's 2017 annual meeting of stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, which was chaired by Church M. Moore from December 2009 to June 2014, Peter R. Formanek from June 2014 to March 2015 and Donna R. Ecton from March 2015 to present, has reviewed the Compensation Discussion and Analysis for executive compensation for 2014 and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. This report is submitted by Donna R. Ecton, Lynn Jolliffe and John P. Larson, being all current members of the Compensation Committee, and Peter R. Formanek, who was the Chairman of the Compensation Committee for a portion of 2014 as noted above.

Compensation Committee
Donna R. Ecton (Chairman)
Peter R. Formanek
Lynn Jolliffe
John P. Larson

KAR AUCTION SERVICES 2015 PROXY STATEMENT 59

ANALYSIS OF RISK IN THE COMPANY'S COMPENSATION STRUCTURE

The Compensation Committee considers the potential risks in our business when designing and administering the Company's pay program, and the Compensation Committee believes its balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk. Further, program administration is subject to considerable internal controls, and when determining the principal outcomes—performance assessments and pay decisions—the Compensation Committee relies on principles of sound governance and good business judgment. As part of its responsibilities to annually review all incentive compensation and equity-based plans, and evaluate whether the compensation arrangements of the Company's employees incentivize unnecessary and excessive risk-taking, the Compensation Committee evaluated the risk profile of all of the Company's compensation policies and practices for 2014.

In its evaluation, the Compensation Committee reviewed the Company's employee compensation structures and noted numerous design elements that manage and mitigate risk without diminishing the incentive nature of the compensation. There is a balanced mix between cash and equity and annual and longer-term incentives. In addition, annual incentive awards and long-term incentive awards granted to executives are tied to corporate performance goals, including Adjusted EBITDA, Pre-Tax Net Income, TSR and Cumulative Adjusted Net Income Per Share. These metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 150% of target. Our executives are also expected to meet share ownership guidelines in order to align the executives' interests with those of our stockholders. Also, the Company's clawback policy permits the Company to recover incentive compensation paid to an executive officer if the compensation resulted from any financial result or metric impacted by the executive officer's misconduct or fraud. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company's financial and reputational health.

The Committee also reviewed the Company's compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. The Compensation Committee concluded that the Company's compensation programs do not include such elements or have implemented features, steps and controls that are designed to limit risks of our compensation arrangements. In light of these analyses, the Committee concluded that the Company has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 60

SUMMARY COMPENSATION TABLE FOR 2014

The table below contains information concerning the compensation of our (i) chief executive officer; (ii) chief financial officer; and (iii) each of the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2014.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Jim Hallett,	2014	$900,000	$1,477,796	$1,283,066	$1,106,118	$41,340	$4,808,320
CEO and Chairman	2013	$832,320	$4,407,271	—	$711,164	$43,399	$5,994,154
	2012	$816,000	—	—	$559,025	$38,870	$1,413,895
Eric Loughmiller,	2014	$442,534	$738,898	$641,546	$407,913	$32,026	$2,262,917
EVP and CFO	2013	$433,857	$2,203,652	—	$278,027	$12,270	$2,927,806
	2012	$425,350	—	—	$218,549	$12,565	$656,464
Stéphane St-Hilaire,(5)	2014	$434,363	$295,582	$256,634	$456,113	$93,051	$1,535,743
CEO and President
of ADESA
Becca Polak,	2014	$364,140	$266,011	$230,974	$335,652	$25,853	$1,222,630
EVP, General Counsel	2013	$357,000	$705,182	—	$228,775	$25,634	$1,316,591
and Secretary	2012	$347,195	—	—	$179,833	$25,412	$552,440
Don Gottwald,(6)	2014	$523,388	—	—	$617,391	$29,750	$1,170,529
Chief Operating	2013	$424,483	—	—	$430,638	$29,358	$884,479
Officer	2012	$416,160	—	—	$361,435	$25,069	$802,664

(1)
The amounts reported in this column for 2014 represent the grant date fair value of performance-based RSUs granted on February 27, 2014, computed in accordance with ASC 718. See Note 4 to our financial statements for 2014 regarding the assumptions made in determining the grant date fair value. The maximum award that can be earned at the end of the performance period if maximum performance is achieved with respect to the 2014 awards, based on the grant date value of our common stock, is as follows: Mr. Hallett-$2,955,592; Mr. Loughmiller-$1,477,796; Mr. St-Hilaire-$591,164; and Ms. Polak-$532,022.

(2)
The amounts reported in this column represent the grant date fair value computed in accordance with ASC 718. See Note 4 to our financial statements for 2014 regarding the assumptions made in determining the grant date fair value.

(3)
The amount reported is equal to the amount paid to the named executive officer under the Annual Incentive Program which is governed by the Omnibus Plan.

(4)
The amounts reported for 2014 consist of the following:

•
Automobile allowance: Mr. Hallett-$25,000; Ms. Polak-$14,640; Mr. Gottwald-$18,000.

•
Cost of providing Company car: Mr. Loughmiller-$17,756; Mr. St-Hilaire-$14,557.

•
401(k) or GRRSP matching contributions: Mr. Hallett-$10,400; Mr. Loughmiller-$10,400; Mr. St-Hilaire-$2,258; Ms. Polak-$10,400; Mr. Gottwald-$10,400.

•
Company-paid group term life insurance premiums: Mr. Hallett-$5,940; Mr. Loughmiller-$3,870; Mr. St-Hilaire-$1,288; Ms. Polak-$813; Mr. Gottwald-$1,350.

•
Relocation expenses: Mr. St-Hilaire-$49,940.

•
Commuting and personal travel expenses: Mr. St-Hilaire-$25,008.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 61

(5)
Mr. St-Hilaire was promoted from President and Chief Operating Officer of ADESA Canada to Chief Executive Officer and President of ADESA on January 6, 2014. Compensation information for 2013 and 2012 is not provided for Mr. St-Hilaire because he was not a named executive officer in those years. Mr. St-Hilaire's amounts other than annual incentive awards, equity awards and certain components of "all other compensation" are denominated in US dollars and paid in Canadian dollars. Using an exchange rate of (i) .9401 as of January 6, 2014, Mr. St-Hilaire's $450,000 annual base salary was converted to $478,647 CDN, which resulted in $434,363 in base salary actually being received by Mr. St-Hilaire in 2014 using a weighted average exchange rate with respect to all base salary payment dates of .9075, (ii) .8032 as of February 13, 2015, Mr. St-Hilaire's $567,870 CDN annual incentive award was converted to $456,113 and (iii) .8943, which was the weighted average exchange rate with respect to the portion of "all other compensation" payments to Mr. St-Hilaire paid in Canadian dollars during 2014, Mr. St-Hilaire's $44,083 CDN received as "all other compensation" is the equivalent of $39,422.

(6)
Mr. Gottwald's annual base salary was set at $550,000 effective as of March 24, 2014. Mr. Gottwald's base salary for annual incentive opportunity purposes is expressed as a blended rate comprised of his base salary of $432,973 prior to this increase from the period of January 1, 2014 until March 23, 2014 and his base salary of $550,000 from the period of March 24, 2014 until December 31, 2014.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 62

GRANTS OF PLAN-BASED AWARDS FOR 2014

The following table summarizes the payouts which our named executive officers could have received upon the achievement of certain performance objectives under the Annual Incentive Program.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Option Awards
Name (a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)	Number of Securities Underlying Options (#)(3)(j)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)(4)(l)
Jim Hallett	—	450,000	900,000	1,350,000
	2/27/2014							194,404	$30.89	1,283,066
	2/27/2014				10,958	21,916	43,832			800,811
	2/27/2014				10,958	21,916	43,832			676,985
Eric Loughmiller	—	165,950	331,901	497,851
	2/27/2014							97,204	$30.89	641,546
	2/27/2014				5,479	10,958	21,916			400,405
	2/27/2014				5,479	10,958	21,916			338,493
Stéphane St-Hilaire(5)	—	217,182	434,363	651,545
	2/27/2014							38,884	$30.89	256,634
	2/27/2014				2,192	4,384	8,768			160,191
	2/27/2014				2,192	4,383	8,766			135,391
Becca Polak	—	136,553	273,105	409,658
	2/27/2014							34,996	$30.89	230,974
	2/27/2014				1,973	3,945	7,890			144,150
	2/27/2014				1,973	3,945	7,890			121,861
Don Gottwald(6)	—	261,694	523,388	785,082

(1)
Columns (c), (d) and (e) include the potential awards for performance at the threshold, target and maximum ("superior") levels, respectively, under the Annual Incentive Program. See, "Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Programs" for further information on the terms of the Annual Incentive Program.

(2)
Columns (f), (g) and (h) include the potential number of performance-based RSUs which may be earned for performance at the threshold, target and maximum levels, respectively. Half of the awards vest on the third anniversary of the grant date if and to the extent that the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels over the three-year period beginning on the grant date. The other half of the awards vest if and to the extent that the Company's Cumulative Adjusted Net Income Per Share exceeds certain levels over the three-year period beginning on January 1, 2014.

(3)
Column (j) includes stock option awards granted on February 27, 2014, which have an exercise price of $30.89 per share and will vest in equal 25% increments on the first four anniversaries of the grant date, subject to the executive's continued employment with the Company through such dates.

(4)
The amounts reported in this column represent the grant date fair value of awards granted on February 27, 2014, computed in accordance with ASC 718. The grant date fair value of the performance-based RSUs is based on an estimate of the probable outcome at the time of grant. See Note 4 to our financial statements for 2014 regarding the assumptions made in determining the grant date fair value.

(5)
Mr. St-Hilaire's base salary and annual incentive award is denominated in US dollars and paid in Canadian dollars. Using an exchange rate of .9401 as of January 6, 2014, Mr. St-Hilaire's $450,000 annual base salary was converted to $478,647 CDN and his annual incentive award opportunity was determined based on actual base wages earned.

(6)
Mr. Gottwald's annual incentive opportunity is based on a blended rate of his annual base salary comprised of $432,973 from the period of January 1, 2014 until March 23, 2014 and $550,000 from the period of March 24, 2014 until December 31, 2014.

Additional information concerning our cash and equity incentive plans may be found in the sections titled "Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Programs" and "Long-Term Incentive Opportunities," respectively.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 63

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($) (j)
Jim Hallett	37,500			13.46	03/01/2020
	84,375(1)		28,125(1)	13.46	03/01/2020
		194,404(2)		30.89	02/27/2024
						268,818(3)	9,314,544(3)
						43,832(4)	1,518,779(4)
						43,832(5)	1,518,779(5)
Eric Loughmiller		97,204(2)		30.89	02/27/2024
						134,410(3)	4,657,307(3)
						21,916(4)	759,389(4)
						21,916(5)	759,389(5)
Stéphane St-Hilaire	39,570(6)		19,785(6)	10.00	08/20/2017
	5,598			13.46	03/01/2020
	50,377(1)		16,793(1)	13.46	03/01/2020
		38,884(2)		30.89	02/27/2024
						8,768(4)	303,811(4)
						8,766(5)	303,742(5)
Becca Polak	44,180			10.00	05/06/2019
	99,405(7)		33,135(7)	10.00	05/06/2019
		34,996(2)		30.89	02/27/2024
						43,012(3)	1,490,366(3)
						7,890(4)	273,389(4)
						7,890(5)	273,389(5)
Don Gottwald	133,922(7)		59,348(7)	10.00	05/06/2019

(1)
These exit options were granted on March 1, 2010 and vest upon the achievement of certain performance criteria or immediately upon a change in control of the Company.

(2)
These service options were granted on February 27, 2014 and vested ratably on each of the first four anniversaries of the date of grant.

(3)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on December 13, 2013 that may be earned and vest based on the extent to which the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels over a three-year period, at the maximum level, held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2014, which was $34.65 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2014 under the PRSU grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount.
KAR AUCTION SERVICES 2015 PROXY STATEMENT 64

  If the performance is between levels, we are required to report the potential payout at the next highest level. Through December 31, 2014, we exceeded target levels of total stockholder return relative to that of companies within the S&P 500 Index and have accordingly reported the PRSUs at the maximum award level.

(4)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on February 27, 2014 which may be earned and vest based on the extent to which the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels over a three-year period, at the maximum level, held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2014, which was $34.65 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2014 under the PRSU grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Through December 31, 2014, we exceeded target levels of total stockholder return relative to that of companies within the S&P 500 Index and have accordingly reported the PRSUs at the maximum award level.

(5)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on February 27, 2014 which may be earned and vest based on the Company's Cumulative Adjusted Net Income Per Share performance over a three-year period, at the maximum level, held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2014, which was $34.65 per share. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2014 under the PRSU grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Through December 31, 2014, we exceeded target levels of Cumulative Adjusted Net Income Per Share performance and have accordingly reported the PRSUs at the maximum award level.

(6)
These exit options were granted on August 20, 2007 and vest upon the achievement of certain performance criteria.

(7)
These exit options were granted on May 6, 2009 and vest upon the achievement of certain performance criteria.

OPTION EXERCISES DURING FISCAL YEAR 2014

Option Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Jim Hallett	—	—
Eric Loughmiller	—	—
Stéphane St-Hilaire	—	—
Becca Polak	—	—
Don Gottwald	29,000	580,575
KAR AUCTION SERVICES 2015 PROXY STATEMENT 65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a discussion of the treatment of equity-based awards held by our named executive officers and annual cash incentive awards due to our named executive officers upon certain types of employment terminations or the occurrence of a change in control of the Company. For a discussion of our named executive officers' severance payments and the treatment of their annual cash incentive awards that may become due upon certain types of employment terminations pursuant to their employment agreements, see "Employment Agreements with Named Executive Officers" above.

EQUITY-BASED AWARDS—STOCK INCENTIVE PLAN AND OMNIBUS PLAN

To the extent a named executive officer's employment agreement does not provide otherwise, the Stock Incentive Plan and the Omnibus Plan (and the related award agreements thereunder) provide for the following treatment of stock options and other equity awards issued pursuant to the plans upon the termination of employment scenarios or a change in control, as set forth below. As a result of the Stock Incentive Plan being frozen by the Company on December 10, 2009, no additional stock options will be granted under this plan. Since December 10, 2009, all grants of stock options and other equity awards have been and will be made pursuant to the terms of the Omnibus Plan.

Termination Scenario	Treatment of Equity-Based Awards
General	Unless otherwise specified in an award agreement, all unvested equity-based awards under the Stock Incentive Plan and the Omnibus Plan will be forfeited upon a termination of employment for any reason.

Death, Disability or Retirement	In the event that any named executive officer's employment with the Company or any subsidiary is terminated by reason of the named executive officer's death, disability or retirement, all options held by the named executive officer that are exercisable as of the date of such termination may be exercised by the named executive officer or the named executive officer's beneficiary until the earlier of (i) one year following the named executive officer's termination of employment; or (ii) the normal expiration date of the options.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 66

Termination Scenario	Treatment of Equity-Based Awards
Voluntary Termination or Termination by the Company	With respect to the Omnibus Plan, in the event that any named executive officer's employment with the Company or any subsidiary is terminated due to the named executive officer's voluntary resignation, any options then held by the named executive officer which are exercisable on the date of termination shall be exercisable until the earlier of (i) the 90th day following the named executive officer's termination of employment; or (ii) the normal expiration date of the options. In the event any named executive officer's employment with the Company or any subsidiary is terminated for "cause" (as defined below) by the Company or any subsidiary, all options then held by the named executive officer, whether or not then exercisable, shall terminate and be canceled immediately upon such termination of employment.

With respect to the Stock Incentive Plan, in the event that any named executive officer's employment with the Company or any subsidiary is terminated due to the named executive officer's voluntary resignation without "good reason" (as defined below) or for "cause" (as defined below) by the Company or any subsidiary, all options then held by the named executive officer, whether or not then exercisable, shall terminate and be canceled immediately upon such termination of employment.

Termination Without Cause or For Good Reason	In the event that any named executive officer's employment with the Company or any subsidiary is terminated by the Company or any subsidiary without cause (as defined above) or by the named executive officer for "good reason" (as defined below), unless otherwise specified in an award agreement, any options then held by the named executive officer which are exercisable on the date of termination shall be exercisable until the earlier of (i) the 90th day following the named executive officer's termination of employment; or (ii) the normal expiration date of the options.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 67

Termination Scenario	Treatment of Equity-Based Awards
Upon the Occurrence of a Change in Control/ Exit Event	Upon the occurrence of a Change in Control (as defined in the Omnibus Plan), unless otherwise specified in an award agreement, any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable and the Compensation Committee may cancel all of the outstanding awards under the Omnibus Plan, and in its discretion exchange such awards for cash, shares of the successor entity, or a combination of cash and shares of the successor entity in an amount equal to the excess, if any, of the Fair Market Value (as defined in the Omnibus Plan) of a share of common stock as of the date of the Change in Control over the per share exercise price, if any, of such award.

Special Provisions Applicable to 2013 PRSUs	On December 13, 2013 (the "2013 Grant Date"), the Company granted PRSUs to certain of its named executive officers (the "2013 PRSUs"), as described above in "Elements Used to Achieve Compensation Philosophy and Objectives—Long-Term Incentive Opportunities." The award agreements issued in connection with these awards provide for the treatment of such awards upon specified termination events and/or a Change of Control. In the event the executive is terminated without Cause or he/she resigns for Good Reason (each as defined in his/her employment agreement, or if not defined therein, the Omnibus Plan) or he/she terminates employment due to his/her death, Retirement or Disability (each as defined in the Omnibus Plan), he/she would be entitled to receive, at the same time as active Company employees, a prorated portion of the 2013 PRSUs based on the Company's actual performance during the performance period and the number of full months he/she was employed during such performance period. If the executive is terminated without Cause or he/she resigns for Good Reason after the consummation of a Change in Control but before December 13, 2016, then the executive would be entitled to receive the full number of 2013 PRSUs earned based on actual performance from the 2013 Grant Date until the date of the Change in Control. The 2013 PRSUs would be automatically terminated and forfeited upon a termination of employment for any other reason, including a termination for Cause.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 68

Termination Scenario	Treatment of Equity-Based Awards
Special Provisions Applicable to 2014 PRSUs	On February 27, 2014 (the "2014 Grant Date"), the Company granted PRSUs to certain of its named executive officers (collectively, the "2014 PRSUs"), as described above in "Elements Used to Achieve Compensation Philosophy and Objectives—Long-Term Incentive Opportunities." The award agreements issued in connection with these awards provide for the treatment of such awards upon specified termination events and/or a Change of Control. The 2014 PRSUs that vest based on the extent to which the Company's total stockholder return relative to that of companies within the S&P 500 Index exceeds certain levels over a three year period (the "2014 TSR PRSUs") contain identical termination and change in control treatment as the 2013 PRSUs. The 2014 PRSUs that vest based on the Company's Cumulative Adjusted Net Income Per Share performance over a three-year period (the "2014 CANIPS PRSUs") contain identical termination treatment as the 2013 PRSUs, except that upon a Change in Control the executive will be deemed to have earned the target number of 2014 CANIPS PRSUs, without proration. The target number of 2014 CANIPS PRSUs will then vest on the third anniversary of the 2014 Grant Date, subject to the executive's continued employment through such date. If the executive is terminated without Cause or he/she resigns for Good Reason after the consummation of a Change in Control but before the third anniversary of the 2014 Grant Date, then the executive would be entitled to receive immediate vesting and payout of the target number of 2014 PRSUs. The 2014 PRSUs would be automatically terminated and forfeited upon a termination of employment for any other reason, including a termination for Cause.

Unless specified otherwise in a named executive officer's employment agreement, the termination of a named executive officer's employment with the Company or any subsidiary shall be deemed to be for "cause" under the Omnibus Plan and the Stock Incentive Plan upon any of the following events: (i) the refusal or neglect of the named executive officer to perform substantially his employment-related duties; (ii) the named executive officer's personal dishonesty, incompetence, willful misconduct, or breach of fiduciary duty; (iii) the named executive officer's indictment for, conviction of, or entering a plea of guilty or nolo contendere to a crime constituting a felony or his willful violation of any applicable law; (iv) the named executive officer's failure to reasonably cooperate, following a request to do so by the Company or any subsidiary, in any internal or governmental investigation; or (v) the named executive officer's material breach of any written covenant or agreement not to disclose any information pertaining to the Company or any subsidiary or not to compete or interfere with the Company or any subsidiary.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 69

Unless specified otherwise in a named executive officer's employment agreement, the termination of a named executive officer's employment with the Company or any subsidiary shall be deemed to be for "good reason" under the Stock Incentive Plan if such named executive officer voluntarily terminates his or her employment with the Company or any subsidiary as a result of (i) the Company or any subsidiary significantly reducing the named executive officer's current salary without the named executive officer's prior written consent; or (ii) the Company or any subsidiary taking any action that would substantially diminish the aggregate value of the benefits provided to the named executive officer under the Company's or such subsidiary's accident, disability, life insurance, or any other employee benefit plans in which the named executive officer participates. The Omnibus Plan does not provide a default "good reason" definition in the event such term is not specified in a named executive officer's employment agreement.

ANNUAL CASH INCENTIVE AWARDS—OMNIBUS PLAN

Termination Scenario	Treatment of Annual Cash Incentive Awards
Death, Disability, Voluntary Termination (with or without Good Reason) and Termination by the Company (for Cause or without Cause)	Annual cash incentive awards are treated as described in the named executive officer's employment agreement with the Company, to the extent applicable. See "Employment Agreements with Named Executive Officers" above for more information.

Retirement	Unless otherwise specified in an employment agreement, if a named executive officer's employment terminates due to retirement, such named executive officer will be entitled to receive, at the same time as payments may become due to active employees, a pro-rated amount of any incentive award which they otherwise would have been entitled to receive, if any, based on actual performance during the annual performance period.

Upon the Occurrence of a Change in Control	Unless otherwise determined by the administrator of the Omnibus Plan or as evidenced in an award agreement or other agreement between the Company and a named executive officer, in the event that a Change in Control (as defined in the Omnibus Plan) occurs during an annual performance period, each named executive officer is entitled to receive on the date of the Change in Control a payment with respect to such annual incentive award calculated based on the actual performance of the applicable performance goals through the date of the Change in Control, as determined by the administrator in its discretion, pro-rated based on the number of days of the annual performance period that have elapsed prior to and including the date of the Change in Control.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 70

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL—TABLES

The amounts in the tables below assume that the termination and/or change in control, as applicable, was effective as of December 31, 2014, the last business day of the prior fiscal year, and that the respective named executive officers exercised all options and/or received cash in exchange for PRSUs at such time. The tables are merely illustrative examples of the impact of a hypothetical termination of employment or change in control. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 71

Jim Hallett

	Severance		Non-Equity Incentive Pay(1)	KAR Stock Options(2)	KAR PRSUs(3)	Excise Tax Gross-up(4)	Other (Life Ins)(5)	Total
Death	—		$1,106,118	—	$2,096,360	—	$800,000	$4,002,478
Disability(6)	—		$1,106,118	—	$2,096,360	—	—	$3,202,478
Retirement	—		$1,106,118	—	$2,096,360	—	—	$3,202,478
Voluntary Termination	—		—	—	—	—	—	—
Termination for Cause	—		—	—	—	—	—	—
Term w/o Cause or for Good Reason	$3,600,000	(7)	$1,106,118	—	$2,096,360	—	—	$6,802,478
Change in Control (single trigger)	—		$1,106,118	$1,326,928	—	—	—	$2,433,046
Termination after Change in Control (double trigger)	$3,600,000	(7)	$1,106,118	$1,326,928	$8,376,499	$3,824,146	—	$18,233,691

(1)
The amounts reported are equal to the full amount of Mr. Hallett's 2014 annual bonus (a December 31, 2014 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of his employment agreement or the Omnibus Plan, as applicable.

(2)
The amounts reported assume a Company common stock price of $34.65, which was the closing price on December 31, 2014.

(3)
In the event Mr. Hallett is terminated without Cause or he resigns for Good Reason (each as defined in his employment agreement) or he terminates employment due to his death, Retirement or Disability (each as defined in the Omnibus Plan), he would be entitled to receive, at the same time as active Company employees, a prorated portion of the 2013 and 2014 PRSUs based on the Company's actual performance during the performance period and the number of full months he was employed during such performance period. Assuming a termination date of December 31, 2014, Mr. Hallett therefore would be entitled to 12/36ths of the 2013 PRSUs and 2014 CANIPS PRSUs and 10/36ths of the 2014 TSR PRSUs upon his termination without Cause, his resignation for Good Reason, or his death, Retirement or Disability. The amounts disclosed in the table assume performance at the target level and a stock price of $34.65 (based on the Company's closing common stock price on December 31, 2014). If Mr. Hallett is terminated without Cause or he resigns for Good Reason after the consummation of a Change in Control (as defined in the Omnibus Plan) but before the 2013 and/or 2014 PRSUs vest, then Mr. Hallett would be entitled to receive the following, assuming performance at the target level and a stock price of $34.65 (based on the Company's closing common stock price on December 31, 2014): (i) the full number of 2013 PRSUs earned based on actual performance from December 13, 2013 until the Change in Control date of December 31, 2014, (ii) the full number of 2014 TSR PRSUs earned based on actual performance from January 1, 2014 until the Change in Control date of December 31, 2014; and (iii) the target number of 2014 CANIPS PRSUs.

(4)
This calculation was made based on certain assumptions, not taking into account any reductions in parachute payments attributable to reasonable compensation payable before or after a change in control and not assigning any value to Mr. Hallett's non-compete obligations. Actual excise tax amounts and tax gross-up payments, if any, would be calculated at the time of an actual change in control based on all factors and assumptions applicable at that time.

(5)
Under the Group Term Life Policy, Mr. Hallett's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $800,000.

(6)
Long-term disability is a Company-paid benefit for all employees and only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $15,000 per month.

(7)
These amounts are equal to (i) two times the sum of Mr. Hallett's current annual base salary ($900,000 as of December 31, 2014) and 2014 target bonus amount; and (ii) COBRA premium payments for 18 months. Because Mr. Hallett did not participate in our group health plans as of December 31, 2014, no amount of COBRA premiums are included in the figures above.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 72

Eric Loughmiller

	Severance		Non-Equity Incentive Pay(1)	KAR Stock Options(2)	KAR PRSUs(3)	Excise Tax Gross-up	Other (Life Ins)(4)	Total
Death	$15,407	(5)	$407,913	—	$1,048,266	—	$800,000	$2,271,586
Disability(6)	$15,407	(5)	$407,913	—	$1,048,266	—	—	$1,471,586
Retirement	—		$407,913	—	$1,048,266	—	—	$1,456,179
Voluntary Termination	—		—	—	—	—	—	—
Termination for Cause	—		—	—	—	—	—	—
Term w/o Cause or for Good Reason	$789,842	(7)	$407,913	—	$1,048,266	—	—	$2,246,021
Change in Control (single trigger)	—		$407,913	$365,487	—	—	—	$773,400
Termination after Change in Control (double trigger)	$789,842	(7)	$407,913	$365,487	$4,188,423	—	—	$5,751,665

(1)
The amounts reported are equal to the full amount of Mr. Loughmiller's 2014 annual bonus (a December 31, 2014 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of his employment agreement or the Omnibus Plan, as applicable.

(2)
The amounts reported assume a Company common stock price of $34.65, which was the closing price on December 31, 2014.

(3)
In the event Mr. Loughmiller is terminated without Cause or he resigns for Good Reason (each as defined in his employment agreement) or he terminates employment due to his death, Retirement or Disability (each as defined in the Omnibus Plan), he would be entitled to receive, at the same time as active Company employees, a prorated portion of the 2013 and 2014 PRSUs based on the Company's actual performance during the performance period and the number of full months he was employed during such performance period. Assuming a termination date of December 31, 2014, Mr. Loughmiller therefore would be entitled to 12/36ths of the 2013 PRSUs and 2014 CANIPS PRSUs and 10/36ths of the 2014 TSR PRSUs upon his termination without Cause, his resignation for Good Reason, or his death, Retirement or Disability. The amounts disclosed in the table assume performance at the target level and a stock price of $34.65 (based on the Company's closing common stock price on December 31, 2014). If Mr. Loughmiller is terminated without Cause or he resigns for Good Reason after the consummation of a Change in Control (as defined in the Omnibus Plan) but before the 2013 and/or 2014 PRSUs vest, then Mr. Loughmiller would be entitled to receive the following, assuming performance at the target level and a stock price of $34.65 (based on the Company's closing common stock price on December 31, 2014): (i) the full number of 2013 PRSUs earned based on actual performance from December 13, 2013 until the Change in Control date of December 31, 2014, (ii) the full number of 2014 TSR PRSUs earned based on actual performance from January 1, 2014 until the Change in Control date of December 31, 2014; and (iii) the target number of 2014 CANIPS PRSUs.

(4)
Under the Group Term Life Policy, Mr. Loughmiller's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $800,000.

(5)
Under the terms of Mr. Loughmiller's employment agreement, he (or his estate) would be entitled to COBRA premium payments for 12 months in the event of his death or Disability.

(6)
Long-term disability is a Company-paid benefit for all employees and only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $15,000 per month.

(7)
These amounts are equal to (i) one times the sum of Mr. Loughmiller's current annual base salary ($442,534 as of December 31, 2014) and 2014 target bonus amount; and (ii) COBRA premium payments for 12 months.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 73

Stéphane St-Hilaire

	Severance(1)	Non-Equity Incentive Pay(2)	KAR Stock Options(3)	KAR PRSUs(4)	Excise Tax Gross-up	Other (Life Ins)(5)	Total
Death	—	$456,113	—	$95,946	—	$429,950	$982,009
Disability	—	$456,113	—	$95,946	—	—	$552,059
Retirement	—	$456,113	—	$95,946	—	—	$552,059
Voluntary Termination	—	—	—	—	—	—	—
Termination for Cause	—	—	—	—	—	—	—
Term w/o Cause or for Good Reason	$900,000	$456,113	—	$95,946	—	—	$1,452,059
Change in Control (single trigger)	—	$456,113	$502,048	—	—	—	$958,161
Termination after Change in Control (double trigger)	$900,000	$456,113	$502,048	$365,696	—	—	$2,223,857

(1)
This chart assumes that Mr. Hilaire had entered into his employment agreement, dated as of April 13, 2015, as of December 31, 2014. These amounts are equal to (i) one times the sum of Mr. St-Hilaire's current annual base salary ($450,000 as of December 31, 2014) and 2014 target bonus amount; and (ii) COBRA premium payments for 12 months. Because Mr. St-Hilaire did not participate in our U.S. group health plans as of December 31, 2014, no amount of COBRA premiums are included in the figures above. In addition, the figures do not include severance amounts that Mr. St-Hilaire may have been entitled to under Canadian law, if any, as of December 31, 2014.

(2)
The amounts reported are equal to the full amount of Mr. St-Hilaire's 2014 annual bonus (a December 31, 2014 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of the Omnibus Plan. Using an exchange rate of ..8032 as of February 13, 2015, Mr. St-Hilaire's $456,113 annual incentive award was converted from $567,870 CDN.

(3)
The amounts reported assume a Company common stock price of $34.65, which was the closing price on December 31, 2014.

(4)
In the event Mr. St-Hilaire is terminated without Cause or he terminates employment due to his death, Retirement or Disability (each as defined in the Omnibus Plan), he would be entitled to receive, at the same time as active Company employees, a prorated portion of the 2014 PRSUs based on the Company's actual performance during the performance period and the number of full months he was employed during such performance period. Assuming a termination date of December 31, 2014, Mr. St-Hilaire therefore would be entitled to 12/36ths of the 2014 CANIPS PRSUs and 10/36ths of the 2014 TSR PRSUs upon his termination without Cause or his death, Retirement or Disability. The amounts disclosed in the table assume performance at the target level and a stock price of $34.65 (based on the Company's closing common stock price on December 31, 2014). If Mr. St-Hilaire is terminated without Cause or he resigns for Good Reason after the consummation of a Change in Control (as defined in the Omnibus Plan) but before the 2014 PRSUs vest, then Mr. St-Hilaire would be entitled to receive the following, assuming performance at the target level and a stock price of $34.65 (based on the Company's closing common stock price on December 31, 2014): (i) the full number of 2014 TSR PRSUs earned based on actual performance from January 1, 2014 until the Change in Control date of December 31, 2014; and (ii) the target number of 2014 CANIPS PRSUs.

(5)
Under the Canada Group Term Life Policy, Mr. St-Hilaire's designated beneficiary is entitled to a payment in an amount equal to $500,000 CDN. Using an exchange rate of .8599 as of December 31, 2014, Mr. St-Hilaire's $500,000 CDN life insurance payment would be converted to $429,950.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 74

Becca Polak

	Severance		Non-Equity Incentive Pay(1)	KAR Stock Options(2)	KAR PRSUs(3)	Excise Tax Gross-up	Other (Life Ins)(4)	Total
Death	$17,487	(5)	$335,652	—	$345,114	—	$728,280	$1,426,533
Disability(6)	$17,487	(5)	$335,652	—	$345,114	—	—	$698,253
Retirement	—		$335,652	—	$345,114	—	—	$680,766
Voluntary Termination	—		—	—	—	—	—	—
Termination for Cause	—		—	—	—	—	—	—
Term w/o Cause or for Good Reason	$654,732	(7)	$335,652	—	$345,114	—	—	$1,335,498
Change in Control (single trigger)	—		$335,652	$131,585	—	—	—	$467,237
Termination after Change in Control (double trigger)	$654,732	(7)	$335,652	$131,585	$1,377,026	—	—	$2,498,995

(1)
The amounts reported are equal to the full amount of Ms. Polak's 2014 annual bonus (a December 31, 2014 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of her employment agreement or the Omnibus Plan, as applicable.

(2)
The amounts reported assume a Company common stock price of $34.65, which was the closing price on December 31, 2014.

(3)
In the event Ms. Polak is terminated without Cause or she resigns for Good Reason (each as defined in her employment agreement) or she terminates employment due to her death, Retirement or Disability (each as defined in the Omnibus Plan), she would be entitled to receive, at the same time as active Company employees, a prorated portion of the 2013 and 2014 PRSUs based on the Company's actual performance during the performance period and the number of full months she was employed during such performance period. Assuming a termination date of December 31, 2014, Ms. Polak therefore would be entitled to 12/36ths of the 2013 PRSUs and 2014 CANIPS PRSUs and 10/36ths of the 2014 TSR PRSUs upon her termination without Cause, her resignation for Good Reason, or her death, Retirement or Disability. The amounts disclosed in the table assume performance at the target level and a stock price of $34.65 (based on the Company's closing common stock price on December 31, 2014). If Ms. Polak is terminated without Cause or she resigns for Good Reason after the consummation of a Change in Control (as defined in the Omnibus Plan) but before the 2013 and/or 2014 PRSUs vest, then Ms. Polak would be entitled to receive the following, assuming performance at the target level and a stock price of $34.65 (based on the Company's closing common stock price on December 31, 2014): (i) the full number of 2013 PRSUs earned based on actual performance from December 13, 2013 until the Change in Control date of December 31, 2014, (ii) the full number of 2014 TSR PRSUs earned based on actual performance from January 1, 2014 until the Change in Control date of December 31, 2014; and (iii) the target number of 2014 CANIPS PRSUs.

(4)
Under the Group Term Life Policy, Ms. Polak's designated beneficiary is entitled to a payment in an amount equal to two times her annual salary, not exceeding $800,000.

(5)
Under the terms of Ms. Polak's employment agreement, she (or her estate) would be entitled to COBRA premium payments for 12 months in the event of her death or Disability.

(6)
Long-term disability is a Company-paid benefit for all employees and only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $15,000 per month.

(7)
These amounts are equal to (i) one times the sum of Ms. Polak's current annual base salary ($364,140 as of December 31, 2014) and 2014 target bonus amount; and (ii) COBRA premium payments for 12 months.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 75

Don Gottwald

	Severance		Non-Equity Incentive Pay(1)	KAR Stock Options	KAR PRSUs	Excise Tax Gross-up	Other (Life Ins)(2)	Total
Death	$17,619	(3)	$617,391	—	—	—	$800,000	$1,435,010
Disability(4)	$17,619	(3)	$617,391	—	—	—	—	$635,010
Retirement	—		$617,391	—	—	—	—	$617,391
Voluntary Termination	—		—	—	—	—	—	—
Termination for Cause	—		—	—	—	—	—	—
Term w/o Cause or for Good Reason	$1,117,619	(5)	$617,391	—	—	—	—	$1,735,010
Change in Control (single trigger)	—		$617,391	—	—	—	—	$617,391
Termination after Change in Control (double trigger)	$1,117,619	(5)	$617,391	—	—	—	—	$1,735,010

(1)
The amounts reported are equal to the full amount of Mr. Gottwald's 2014 annual bonus (a December 31, 2014 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of his employment agreement or the Omnibus Plan, as applicable.

(2)
Under the Group Term Life Policy, Mr. Gottwald's designated beneficiary is entitled to a payment in an amount equal to two times his annual salary, not exceeding $800,000.

(3)
Under the terms of Mr. Gottwald's employment agreement, he (or his estate) would be entitled to COBRA premium payments for 12 months in the event of his death or Disability.

(4)
Long-term disability is a Company-paid benefit for all employees and only paid after six months on short-term disability. The benefit is 66.67% of base pay capped at $15,000 per month.

(5)
These amounts are equal to (i) one times the sum of Mr. Gottwald's current annual base salary ($550,000 as of December 31, 2014) and 2014 target bonus amount; and (ii) COBRA premium payments for 12 months.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 76

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Each of our named executive officers has an employment agreement with the Company. A summary of each of the agreements is provided below.

CEO

Mr. Hallett's employment agreement, which became effective as of February 27, 2012, provides for the following severance and change of control payments:

Termination Due to Mr. Hallett's Death or Disability.    If Mr. Hallett's employment is terminated as a result of his death or disability, we will pay Mr. Hallett, or in the case of his death, Mr. Hallett's estate or beneficiaries, an amount equal to the sum of (i) any accrued but unpaid base salary and accrued but unused vacation days; (ii) any earned and vested benefits and payments pursuant to the terms of any benefit plan (collectively, the amounts described in (i) and (ii) above are, the "Accrued Obligations"); and (iii) subject to Mr. Hallett executing a general release of any claims that he may have against the Company (the "Release"), any annual bonus for a prior completed calendar year that has not yet been calculated or paid to Mr. Hallett (the "Earned but Unpaid Bonus").

In addition, if Mr. Hallett is participating in the health plans of the Company at the time of his termination, we will pay him, or in the case of his death, his estate or beneficiaries, his or their premiums attributable to maintaining insurance coverage under COBRA for the shorter of (i) 18 months; or (ii) until Mr. Hallett becomes eligible for comparable coverage under the health plans of another employer (the "Continued Benefits"). Subject to receipt and effectiveness of the Release, we also will pay Mr. Hallett, or his estate or beneficiaries, a prorated bonus based upon the portion of the year during which Mr. Hallett was employed by us (the "Prorated Bonus").

For purposes of Mr. Hallett's employment agreement, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

Termination by the Company for Cause.    Following a majority vote of the Board of Directors (excluding Mr. Hallett or any other employee of the Company), we may terminate Mr. Hallett's employment at any time for "Cause." In such event, our only obligation to Mr. Hallett would be the payment, in a lump sum, of Mr. Hallett's Accrued Obligations.

"Cause" is defined in the employment agreement to mean (i) Mr. Hallett's willful, continued and uncured failure to perform substantially his duties under the employment agreement for a period of 14 days following notice to Mr. Hallett of such failure; (ii) Mr. Hallett engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company; (iii) Mr. Hallett's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) Mr. Hallett's failure to comply with the provisions of the employment agreement relating to confidential information, intellectual property, non-competition and non-solicitation which is not cured within the 14 day period following written notice to Mr. Hallett of such failure.

Termination by the Company Without Cause.    Mr. Hallett's employment may be terminated without Cause at any time upon 30 days' prior written notice. In the event of a termination without Cause, the Company will pay Mr. Hallett the following "Severance Benefits": (i) two times the sum of Mr. Hallett's (a) annual base salary and (b) target bonus for the year in which termination occurs which, for this purpose, shall not equal less than 100% of Mr. Hallett's base salary; (ii) a Prorated

KAR AUCTION SERVICES 2015 PROXY STATEMENT 77

Bonus in a lump sum; and (iii) the Continued Benefits. In addition to the Severance Benefits described above, we will also pay Mr. Hallett the Accrued Obligations and any Earned but Unpaid Bonus.

Termination by Mr. Hallett for Good Reason.    Mr. Hallett may terminate his employment for "Good Reason" within 90 days following the occurrence of an event constituting "Good Reason," if such event remains uncured for a period of 30 days following notice of the event by Mr. Hallett to the Company. Upon such termination, the Company will pay Mr. Hallett the sum of the Severance Benefits, the Accrued Obligations, and any Earned but Unpaid Bonus.

"Good Reason" is defined in the employment agreement to mean the occurrence of any of the following:

  (i)
  A material reduction of Mr. Hallett's authority, duties and responsibilities, or the assignment to Mr. Hallett of duties materially inconsistent with Mr. Hallett's position as Chief Executive Officer;

  (ii)
  A requirement by the Company that Mr. Hallett relocate his principal business location to a location more than 50 miles from the Company's executive offices as of the effective date of the employment agreement;

  (iii)
  Any material failure by the Company to comply with any of the terms and conditions of the employment agreement;

  (iv)
  Any failure to timely pay or provide Mr. Hallett's base salary, or any reduction in Mr. Hallett's base salary below Eight Hundred Sixteen Thousand Dollars ($816,000), other than in connection with across-the-board salary reductions;

  (v)
  Any material reduction in Mr. Hallett's base salary or annual bonus opportunity; or

  (vi)
  A "Change of Control," as defined in the Omnibus Plan, occurs and, if applicable, the Company fails to cause its successor to assume or reaffirm the Company's obligations under the employment agreement without change.

Termination by Mr. Hallett without Good Reason.    Mr. Hallett may terminate his employment under the employment agreement at any time without Good Reason upon 30 days' prior written notice. In such event, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations.

Termination by Mr. Hallett upon Retirement.    Mr. Hallett may voluntarily terminate his employment under the employment agreement due to retirement at any time on or after the third anniversary of the effective date of the employment agreement by announcing his retirement at least 12 months prior to such termination. In the event of such a termination, we will pay Mr. Hallett a lump sum amount equal to the Accrued Obligations and a Prorated Bonus.

Excise Tax Gross-Up.    As described above in "—Tax and Accounting Considerations—Employment Agreements," Mr. Hallett's employment agreement provides that in the event that any payment or benefit in connection with his employment is or becomes subject to an excise tax under Code Section 4999, the Company will make a cash payment to Mr. Hallett, which after the imposition of all income, employment, excise and other taxes thereon as well as any penalty and interest assessments associated therewith, will be sufficient to place Mr. Hallett in the same after-tax position as he would have been in had such excise tax not applied. However, in the event that a reduction of the total payments due to Mr. Hallett would avoid the application of the excise tax, then the total payments will be reduced to the extent necessary to avoid the excise tax, but in no event by more than 10% of the original amount of the total payments due.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 78

Requirements With Respect to Non-Competition and Non-Solicitation.    Upon a termination of employment for any reason, Mr. Hallett is subject to the following two year post-termination restrictive covenants (except in the case of retirement): (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

Other Named Executive Officers

The Company has entered into substantially similar employment agreements with Messrs. Loughmiller, Gottwald and St-Hilaire and Ms. Polak, providing for their at-will employment and the following severance and change of control payments.

Termination Due to Death or Disability.    If Messrs. Loughmiller, Gottwald or St-Hilaire or Ms. Polak terminate their employment due to death or disability, the Company will be obligated to pay to the executive (or his/her legal representatives) an amount equal to the sum of (i) any earned but unpaid base salary; (ii) accrued but unpaid vacation earned through the date of termination; (iii) unreimbursed business expenses; and (iv) any vested employee benefits. The aggregate of the foregoing is referred to as the "Accrued Obligations." In addition, the executive or his/her estate/beneficiaries would be entitled to receive (i) COBRA premium payments for 12 months or until the executive becomes eligible for coverage under another employer's health plan, if the executive is participating in the Company's health plans on the date of such termination of employment, (the "Continued Benefits"); (ii) the prorated portion of his/her annual bonus for the calendar year in which such termination of employment occurred, calculated based on the executive's actual performance and based on the number of days the executive was employed by the Company during such calendar year; and (iii) a payment equal to the amount of any annual bonus which has been earned in a prior year but which has not yet been paid to the executive (the "Earned but Unpaid Bonus").

For purposes of their employment agreements, "disability" means a "Total Disability" (or equivalent) as defined in the Company's long term disability plan in effect at the time of the disability.

Voluntary Termination or Termination for Cause.    If Messrs. Loughmiller, Gottwald or St-Hilaire or Ms. Polak voluntarily terminates their employment or if the Company terminates their employment for Cause, the Company's sole obligation will be to pay them the Accrued Obligations. For purposes of their employment agreements, "Cause" means (i) executive's willful, continued and uncured failure to perform substantially their duties under the agreement (other than any such failure resulting from incapacity due to medically documented illness or injury) for a period of 14 days following written notice by the Company to the executive of such failure; (ii) executive engaging in illegal conduct or gross misconduct that is demonstrably likely to lead to material injury to the Company, monetarily or otherwise; (iii) executive's indictment or conviction of, or plea of nolo contendere to, a crime constituting a felony or any other crime involving moral turpitude; or (iv) executive's violation of the restrictive covenants under the agreement or any other covenants owed to the Company by executive.

Termination Without Cause or Resignation for Good Reason.    In the event Messrs. Loughmiller, Gottwald or St-Hilaire or Ms. Polak are terminated by the Company without Cause or such executive resigns for Good Reason, the executive would be entitled to receive, subject to execution and non-revocation of a release of claims, (i) a lump sum cash payment equal to the sum of his/her annual base salary plus target annual bonus for the year in which such termination of employment occurs; (ii) the Continued Benefits; and (iii) the Earned but Unpaid Bonus. For purposes of their employment agreements, "Good Reason" means (i) any material reduction of the executive's authority, duties and responsibilities; (ii) any material failure by the Company to comply with any of the terms and conditions of the agreement; (iii) any failure to timely pay or provide the executive's base salary, or any reduction in the executive's base salary, excluding any base salary reduction

KAR AUCTION SERVICES 2015 PROXY STATEMENT 79

made in connection with across the board salary reductions; (iv) the requirement by the Company that the executive relocate his/her principal business location to a location more than 50 miles from the executive's principal base of operation as of the effective date of the agreement; or (v) a Change of Control occurs and, if applicable, the Company fails to cause its successor (whether by purchase, merger, consolidation or otherwise) to assume or reaffirm the Company's obligations under the agreement without change. For purposes of the foregoing, "Change of Control" has the same meaning as under the Omnibus Plan.

Requirements With Respect to Non-Competition and Non-Solicitation.    Upon a termination of employment for any reason, Messrs. Loughmiller, Gottwald and St-Hilaire and Ms. Polak are subject to the following one year post-termination restrictive covenants: (i) non-competition restrictions; and (ii) non-solicitation of Company employees and customers.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 80

CERTAIN RELATED PARTY RELATIONSHIPS

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Pursuant to our written related party transaction policy, the Company reviews relationships and transactions in which the Company, or one of its business units, and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.

In the course of the review and approval of a related party transaction, the Board of Directors or the Audit Committee may consider the following factors:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  •
  the importance of the transaction to the related person;

  •
  the importance of the transaction to the Company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

  •
  any other matters that we deem appropriate.

Transactions in which the amount involved exceeds $120,000 in which the Company, or one of its business units, was a participant and a related person had a direct or indirect material interest are required to be disclosed in this proxy statement. There were not any such related party transactions identified for 2014.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 81

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

In order to submit stockholder proposals for the 2016 annual meeting of stockholders for inclusion in the Company's proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company's principal office in Carmel, Indiana, no later than December 25, 2015.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Rebecca C. Polak, Executive Vice President, General Counsel and Secretary, KAR Auction Services, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company's By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2016 annual meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Secretary at the Company's principal office in Carmel, Indiana (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's By-Laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 4, 2016, and no later than March 5, 2016. All director nominations and stockholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Secretary of the Company.

Other than the proposals described in this proxy statement, KAR Auction Services does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of KAR Auction Services' nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

KAR AUCTION SERVICES 2015 PROXY STATEMENT 82

You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. KAR AUCTION SERVICES, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 3, 2015. KAR AUCTION SERVICES, INC. 13085 HAMILTON CROSSING BLVD. CARMEL, IN 46032 Meeting Information Meeting Type: Annual Meeting For holders as of: April 13, 2015 Date: June 3, 2015 Time: 9:00 a.m., EDT Location: The Renaissance Indianapolis North Hotel 11925 North Meridian Street Carmel, Indiana 46032 See the reverse side of this notice to obtain proxy materials and voting instructions. M91910-P62251

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 20, 2015 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. NOTICE AND PROXY STATEMENT FORM 10-K M91911-P62251 .XXXX XXXX XXXX XXXX .XXXX XXXX XXXX XXXX .XXXX XXXX XXXX XXXX

Voting Items M91912-P62251 1. Election of Directors: NomINees: The Board of dIrecTors recommeNds a VoTe "for" all NomINees aNd "for" proposal 2. 1a. Todd F. Bourell 1b. Donna R. Ecton 1c. Peter R. Formanek 1d. James P. Hallett 1e. Mark E. Hill 1f. J. Mark Howell 1g. Lynn Jolliffe 1h. Michael T. Kestner 1i. John P. Larson 1j. Stephen E. Smith 2. To ratify the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for 2015.

M91913-P62251

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KAR AUCTION SERVICES, INC. M91908-P62251 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! For Against Abstain KAR AUCTION SERVICES, INC. 13085 HAMILTON CROSSING BLVD. CARMEL, IN 46032 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElECTRONIC DElIVERY OF FUTURE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Yes No Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Directors: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" All NOMINEES AND "FOR" PROPOSAL 2. 1a. Todd F. Bourell 1b. Donna R. Ecton 1c. Peter R. Formanek 1d. James P. Hallett 1e. Mark E. Hill 1f. J. Mark Howell 1g. Lynn Jolliffe 1h. Michael T. Kestner 1i. John P. Larson 1j. Stephen E. Smith 2. To ratify the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for 2015.

M91909-P62251 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.karauctionservices.com. ANNUAL MEETING OF STOCKHOlDERS OF KAR AUCTION SERVICES, INC. June 3, 2015 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. . . Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PROXY KAR AUCTION SERVICES, INC. ANNUAl MEETINg OF STOCKHOlDERS - JUNE 3, 2015 PROXY SOlICITED ON BEHAlF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Eric M. Loughmiller and Rebecca C. Polak, or each of them, as true and lawful agents and proxies with full power of substitution in each, to attend and represent the undersigned on all matters to come before the Annual Meeting of Stockholders and to vote as designated on the reverse side, all the shares of common stock of KAR Auction Services, Inc., held of record by the undersigned on April 13, 2015, during or at any adjournment or postponement of the Annual Meeting of Stockholders to be held at 9:00 a.m., EDT, at the Renaissance Indianapolis North Hotel, 11925 North Meridian Street, Carmel, Indiana 46032 on Wednesday, June 3, 2015. I hereby acknowledge receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke any proxy previously given by me with respect to such meeting. This proxy will be voted as directed, or if no direction is indicated, the proxy holders will vote the shares represented by this proxy "FOR" Proposals 1 and 2 and in the discretion of the proxy holders on any other matter that may properly come before the meeting. (Continued and to be signed on reverse side)